AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED OCTOBER 6, 2023

Mission Property Holdings LLC

(A DELAWARE SERIES LIMITED LIABILITY COMPANY)

548 Market St., #25841

San Francisco, California 94104

www.ownify.com

		Series Membership Interests Overview
		Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Issuer		Proceeds to Selling Securityholder

Series 2 Interest (Up to 9,000 Units,	Per Unit	$40.07	.40	39.67	(2)	39.67	(2)
composed of 8,000 sold by the company and 1,000 by the	Total Minimum	N/A	N/A	N/A		N/A
selling securityholder)(3)	Total Maximum	$360,630	3,606	317,350	(2)	39,660

Series Emerson Interest (Up to 9,000 Units,	Per Unit	$57.15	.57	56.58	(2)	56.58 (2)
composed of 8,000 sold by the company and 1,000 by the	Total Minimum	N/A	N/A	N/A		N/A
selling securityholder)(3)	Total Maximum	$514,350	5,144	452,640	(2)	56,580

Series 3 Interest (Up to 9,000 Units,	Per Unit	$69.19	.69	68.50	(2)	68.50	(2)
composed of 8,000 sold by the company and 1,000 by the	Total Minimum	N/A	N/A	N/A		N/A
selling securityholder)(3)	Total Maximum	$622,681	6,227	548,000	(2)	68,500

(1)	The company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission, approximately $3,606 on Series 2 Interests, approximately $5,144 on Series Emerson Interests, and approximately $6,227 on Series 3 Interests, assuming fully subscribed offerings, but it does not include the one-time expense allowance of $5,000, or consulting fees of $20,000 payable by the company to Dalmore. See “Plan of Distribution” for details. The company intends to distribute all offerings of the Series 2 Interests, the Series Emerson Interests, and other Series Interests (individually a Series Interest and collectively, the “Series Interests”) in any series of the company principally through Mission Property Holdings LLC as described in greater detail under “Plan of Distribution and Subscription Procedure.”

(2)	The company anticipates approximately $3,606 of the proceeds for Series 2 Interests, $5,144 of the proceeds for Series Emerson Interests, and $6,227 for Series 3 Interests purchased will be used for offering expenses in fees to Dalmore. These numbers do not include state filing fees.

(3)	Ownify, Inc., the company’s Managing Member, is the selling security holder of these interests.

There is a minimum subscription of ten (10) Interests per investor.

The purchase price for the Series Interests has been arbitrarily determined by the company and bears no relationship to the company’s assets, book value, earnings or other generally accepted criteria of value. See, Risk Factors-The purchase prices for the Series Interests have been arbitrarily determined.

There is no trading market for the Series Interests and any investor may be required to hold the Series Interests for an indefinite duration. See, Risk Factors-There is currently no trading market for the company’s securities.

Holders of Series Interests have limited voting rights and little control over the management of the company, any Series, or any Underlying Asset, which is granted to our Managing Member. See, Risk Factors- An investment in an offering constitutes only an investment in that Series and not in the company or any Underlying Asset; and Risk Factors- Ownify, Inc. is the Managing Member, with Ownify’s wholly-owned subsidiary serving as the Property Manager.

The company’s operating agreement imposes restrictions on the transfer of Series Interests. See, Risk Factors- The company requires that investors obtain approval from the Managing Member to transfer acquired Series Interests.

This offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold, (ii) the date at which the offering is earlier terminated by the company, in its sole discretion or (iii) the date that is three years from this offering being qualified by the United States Securities and Exchange Commission (the “Commission” or “SEC”). At least every 12 months after this offering has been qualified by the SEC the company will file a post-qualification amendment to include the company’s recent financial statements. In addition, the company may periodically file a post-qualification amendment to include additional Series Interests to this offering. No escrow agent has been engaged for this offering and funds tendered by investors will be held in a segregated account controlled by the company. See Plan of Distribution. The company may undertake one or more closings on a rolling basis, and, after each closing, funds tendered by investors will be available to the company, and interests will be issued to investors.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 6.

Sales of these securities will commence on approximately [date].

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that the company becomes a reporting company under the Securities Exchange Act of 1934, the company intends to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary — Implications of Being an Emerging Growth Company.”

In this Offering Circular, the terms “Mission Property Holdings LLC” “MPH,” “we,” “us, “our,” the “company” and similar terms refer to Mission Property Holdings LLC, a Delaware series limited liability company.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Implications of Being an Emerging Growth Company

The company is not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because the company is not registering its securities under the Exchange Act. Rather, the company will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which the company’s offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, the company may immediately suspend its ongoing reporting obligations under Regulation A.

If and when the company becomes subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during its last fiscal year, it will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, the company:

●	will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from its interest holders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

The company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The company’s election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, the company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after its initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that the company no longer meets the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the company would cease to be an “emerging growth company” if it has more than $1.07 billion in annual revenues, have more than $700 million in market value of its common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that the company may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

SERIES OFFERING TABLE

The table below shows key information related to the offering of each Series, as of June 30, 2023. Please also refer to “The Company’s Business – Property Overview” and “Use of Proceeds” for further details.

SERIES NAME	UNDERLYING ASSETS	OFFERING PRICE PER SERIES INTEREST	MAXIMUM OFFERING SIZE	MINIMUM/MAXIMUM/ SUBSCRIBED SERIES INTERESTS (1)	INITIAL QUALIFICATION DATE	OPEN DATE	CLOSING DATE	STATUS
Series 2	2005 Muddy Creek Ct., Raleigh, NC 27612	$40.07	$360,630	9,000 = Maximum	[____]	[____]	[____]	[____]
Series Emerson	3314 Timberlake Rd., Raleigh, NC 27604	$57.15	$514,350	9,000 = Maximum	[____]	[____]	[____]	[____]
Series 3	401 Magdala Road , Apex, NC 27 502	$69.19	622,681	9,000 = Maximum	[ ]	[ ]	[ ]	[ ]

(1)	For open offerings, each row states, with respect to the given offering, the minimum and maximum number of Series Interests offered and the number of subscriptions for Series Interests received as of the date of this Offering Circular, but the closing of such offering has not yet taken place. For any closed offerings, each row would state the actual number of Series Interests sold. There is no minimum investment amount, however each investor must purchase at least ten Series Interests.

(2)	For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.

(3)	For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced.

For purposes of assisting FINRA with the evaluation of filing fees due, the following table identifies the maximum value of the Series to be qualified, the Series that are qualified and currently open for investment, and the value of the Series that are closed.

Value of Series To Be Qualified	Value of Qualified Series that are Open for Investment	Value of Closed Series
$1,497,661	$0	$0

SUMMARY

OFFERING CIRCULAR SUMMARY

This Offering Circular Summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in the company’s Series Interests, you should carefully read this entire Offering Circular, and Offering Statement of which this Offering Circular is part, including the company’s financial statements and related notes. You should also consider, among other information, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company

Ownify was founded to solve one of the largest problems today: housing affordability. First-time homebuyers are facing the toughest market in 40+ years. The average age of a first-time buyer in 2022 was 36, up from 33 in 2020, according to the National Association of Realtors 2022 & 2023 Generational Trends Report. Increasing amounts of student debt are making it harder and harder for first-time buyers to save the down payment for a traditional mortgage. We believe that up to 50% of first-time buyers have to borrow money from friends and family to afford the down payment.

Ownify is a fractional ownership platform that partners socially conscious investors with qualified first-time homebuyers to buy their home “brick by brick”. With Ownify, homebuyers, which we refer to as “Ownis”, and investors together reap the collective benefits of building equity, creating stability, and investing in the health of local communities for years to come.

For our Ownis, Ownify offers a low down payment, a cash offer to compete with other home buyers, no unforeseen costs and surprises, and the ability to maintain equity in the home even in declining home price environment.

For our investors, Ownify offers fractional ownership in a single family home generating income and real estate returns, shared equity and shared purpose with the Owni, and positive community impact by helping first-time homebuyers.

Our Ownis

Ownify works with qualified first-time homebuyers – we call them “Ownis” – to carefully select single-family homes for purchase. After we buy a home, we fractionalize each home into 10,000 shares or “bricks”. Ownis buy 200 of the bricks on the day they move in. Ownify co-invests in the home by buying 1800 bricks. We then offer the remaining 8,000 bricks, plus 1,000 owned by Ownify, as securities to investors pursuant to this Offering.

Ownis enter into a five-year, renewable, agreement, in which Ownis live in the home and pay rent for the bricks they do not own while buying more bricks each month – up to 1,000 bricks over five years. This allows for an Owni to build up equity in the property which can be shown to a lender to offset the amount required for a mortgage down payment. Once able to obtain financing during the term of the Owni agreement, the Owni has the option to buy the underlying property from the Series – at the higher of market value of the home or 105% of the purchase price. See, “The Company’s Business—Equity Share and Purchase Option Agreement”.

Series LLC Structure

Ownify formed Mission Property Holdings LLC, a Delaware series limited liability company on July 19, 2022 (“MPH”). Ownify, Inc., a Delaware corporation (“Ownify”) is the managing member of MPH (the “Managing Member”). The purpose of the company is to establish separate series for the holding of properties to be acquired by the company.

Investors in this offering will acquire Series Interests in a Series of the company, each of which is a separate series of the company for purposes of assets and liabilities.

It is not anticipated that any Series would own any assets other than its respective property, the reason for which the applicable Series was created, (the “Underlying Asset(s)”), plus cash reserves for maintenance, insurance and other expenses pertaining to each Underlying Asset and amounts earned by each Series from the monetization of the Underlying Asset. It is intended that owners of an interest in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series.

For example, an investor who acquires Series Interests in Series 2 will only have assets, liabilities, profits, and losses pertaining to the property located at 2005 Muddy Creek Ct., Raleigh, NC 27612.

1

Our Management

Folsom Street Property Management LLC, a wholly-owned subsidiary of Ownify, will serve as the property manager responsible for managing each Series’ Underlying Asset (the “Property Manager”) as described in the Property Management Agreement between Folsom Street Property Management LLC and Mission Property Holdings LLC.

As compensation for the services of the Property Manager, the Property Manager will be entitled to be paid an annual amount equal to the greater of: (i) 10% of the gross amounts paid by tenants, and (ii) 1% of the initial property value of the Underlying Assets (the “Property Management Fee”).

Ownify will serve as the Managing Member responsible for the day-to-day management of the company and each Series.

Organizational Chart

For ease of understanding the company’s business structure, it has included the organizational chart below.

Ownify, Inc.
Managing Member
Folsom Street Property Management LLC
Property Manager
Mission Property Holdings LLC
Delaware Series LLC
Ownify Real Estate LLC
Series Emerson - Offered Series
Series 2 - Offered Series
Series 3 - Offered Series
Series [TBD] - Future Series

Each property that we acquire will be owned by a separate series of our company that we will establish to acquire that series. Our Managing Member will source the property to be acquired by the series.

In most instances, we intend for the Managing Member to provide a loan to the Series to acquire the property directly from the seller. Once the property is acquired by the Series, we intend to make ownership of the series available to investors through an offer and sale of securities under Tier 2 of Regulation A. Proceeds of each offering will be used to repay the loan from our Managing Member, offering expenses, securities brokerage expenses, and the Sourcing Fee to the Managing Member, along with building a reserve for maintenance and repairs.

Alternatively, our Managing Member may acquire the property from the seller, and the proceeds of the offering will be used for the Series to purchase the property from the Managing Member, along with offering expenses, securities brokerage expenses, and the Sourcing Fee to the Managing Member, and building a reserve for property improvements and working capital.

2

The Series Offerings

Maximum Offering Amount	Up to $360,630 of Series 2 Interests, $514,350 of Series Emerson Interests., and $622,681 of Series 3 Interests to be acquired pursuant to a Subscription Agreement are being offered on a “best efforts” basis.

Minimum Offering Amount	None

Price Per Security	$40.07 per Series 2 Interest $57.15 per Series Emerson Interest $69.19 per Series 3 Interest

Minimum Investment	Ten (10) Series Interests per investor

Use of Proceeds	The proceeds from the sale of Series Interests will be used for general working capital, repayment of loans to the company’s Managing Member for the purchase price of the Underlying Asset, create a maintenance reserve for the applicable Underlying Asset, pay brokerage commissions to Dalmore, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series 2 Interests: 2,000 Series Emerson Interests: 2,000 Series 3 Interests: 2,000

Amount sold by Ownify, as selling securityholder	Series 2 Interests: 1,000 Series Emerson Interests: 1,000 Series 3 Interests: 1,000

Series Interests outstanding after the offering	Series 2 Interests: 10,000 Series Emerson Interests: 10,000 Series 3 Interests: 10,000

Broker Fees and Related Party Fees

PAYMENT	DESCRIPTION	AMOUNT	PAYOR	PAYEE
Sourcing Fee	Sourcing fee of 5%-8% of the property value including closing costs and repairs.	$28,210 (Series 2) $25,836 (Series Emerson) $24,952 (Series 3)	Series 2 Series Emerson Series 3	Ownify
Dalmore Commission	1% commission - $3,606 on Series 2 Interests; $5,144 on Series Emerson Interests; $6,277 on Series 3 (assuming a fully subscribed offering)	$3,606 $5,144 $6,277	Series 2 Series Emerson Series 3	Dalmore
Dalmore Fees(1)	One-time expense allowance of $5,000, Consulting fees of $20,000	$25,000	Mission Property Holdings LLC	Dalmore
Property Management Fee	An annual amount equal to the greater of: (i) 10% of the gross amounts paid by tenants, or (ii) 1% of the initial property value of the Underlying Assets	Annual Minimum: $3,526 (Series 2) $5,167 (Series Emerson) $4,678 (Series 3)	Mission Property Holdings LLC	Folsom Street Property Management LLC
Loan Repayment	Repayment of intercompany loan used to acquire the Underlying Asset	$283,057 (Series 2) $413,967 (Series Emerson) $499,030 (Series 3)	Mission Property Holdings LLC	Ownify

(1)	The company notes that the cumulative fee of $25,000 was paid to Dalmore by MPH. The company intends for each current and future Series to pay its a share of $25,000, determined by the Managing Member. Series 2 is responsible for $2,500.00, Series Emerson is responsible for $2,500.00, and Series 3 is responsible for $2,500.00. All Series Interests intend to reimburse MPH with proceeds from this Offering. In the event that either Series Interest does not raise the maximum offering amount, MPH will waive the remaining amount owed either Series Interest.

3

Selected Risks

The company’s business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	An investment in an offering constitutes only an investment in that Series and not in the company or any Underlying Asset.

●	Liability of investors between series of interests.

●	Each Series Interest will rely on its Managing Member, Ownify to manage each property.

●	If Folsom Street Property Management LLC, the company’s Property Manager, fails to retain its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer.

●	Ownify, Inc. is the Managing Member, with Ownify’s wholly-owned subsidiary serving as the Property Manager, and compensation terms were not determined on an arm’s length basis.

●	Our Managing Member has full discretion in regards to the determination of “Free Cash Flow” and whether any distributions may occur to investors.

●	Ownify has put in place a warehouse credit facility with Setpoint to provide financing for the purchase of Underlying Assets for the interim period between the original issuance of membership interests to an Owni and the offering of membership interests to investors pursuant to future Series offerings.

●	In the future, Ownify intends to explore debt financing options that may be available to finance a portion of the Underlying Assets for future Series offerings. To the extent that no debt financing options, or no debt financing options with terms acceptable to Ownify, are available, both Ownify and the Company’s businesses could be materially adversely impacted.

●	There is competition for time among the various entities sharing the same management team.

●	There is currently no trading market for the company’s securities.

●	The company requires that investors obtain approval from the Managing Member to transfer acquired Series Interests.

●	The company has limited operating history for investors to evaluate.

●	Possible Changes in Federal Tax Laws make it impossible to give certainty to the tax treatment of any series of interest.

●	The company’s consolidated financial statements include a going concern opinion.

●	The company may not raise sufficient funds to achieve its business objectives.

●	The selling securityholder will receive a portion of the Offering proceeds.

●	The company’s management has full discretion as to the use of proceeds from the offering.

●	If the company does not raise the maximum offering amount, the Series will have to service the debt to a related party, Ownify pursuant to an intercompany promissory note.

●	If the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund planned renovations.

●	The purchase prices for the Series Interests have been arbitrarily determined.

4

●	If the company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period.

●	Competition with other parties entering real estate investment business may reduce the company’s profitability.

●	The company does not intend to hire an escrow agent and there will be no escrow account, therefore there is no independent third-party holding investors funds until they are released to the company.

●	The company’s real estate and real estate-related assets will be subject to the risks typically associated with real estate.

●	The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions.

●	The market in which the company participates is competitive and, if it does not compete effectively, its operating results could be harmed.

●	The company may decide to sell an Underlying Asset which could conflict with an investor’s interests.

●	A decline in general economic conditions in the markets in which each Underlying Asset is located or in the United States generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets.

●	Lawsuits may arise between the company and its tenants resulting in lower cash distributions to investors.

●	Costs imposed pursuant to governmental laws and regulations may reduce the company’s net income and the cash available for distributions to its investors.

●	The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company’s investors.

●	Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

●	Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the company’s cash flows and the return on investment.

●	The company’s Operating Agreement and applicable Series Interest Subscription Agreement each include a forum selection provision, that requires disputes be resolved in state or federal courts in the State of Delaware, under Delaware law, regardless of convenience or cost to you, the investor, which could result in less favorable outcomes to the plaintiff(s) in any action against our company.

●	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the applicable Series Interest Subscription Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the Agreement.

●	The company’s results of operations may be negatively impacted by the coronavirus outbreak.

●	Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect the company’s business.

5

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to the Structure, Operation and Performance of the Company

An investment in an offering constitutes only an investment in that Series and not in the company or any Underlying Asset. A purchase of Series Interests in a Series does not constitute an investment in either the company or an Underlying Asset directly, or in any other Series Interest. This results in limited voting rights of the investor, such as voting to approve future amendments to the Series Designation, which are solely related to a particular Series, and are further limited by the Amended Series Limited Liability Company Agreement of Mission Property Holdings LLC dated June 19, 2023, (the “Operating Agreement”) of the company, described further herein. The Managing Member has full authority to take all actions set out under Section 5.1 of the Operating Agreement without seeking approval of the investors in the offering, including all decisions associated with the Underlying Assets. Thus, the Managing Member, and the Property Manager to which the authority of the Managing Member is delegated, retain significant control over the management of the company, each Series and the Underlying Assets.

Furthermore, because the Interests in a Series do not constitute an investment in the company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, before distributions are made to the holders, the Property Manager will receive a fee in respect of its management of the Underlying Asset.

Liability of investors between series of interests. The company is structured as a Delaware protected series limited liability company that issues a separate series of interests for each Underlying Asset. Each series of interests will merely be a separate series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests.

Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.

If the company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the company with all investors and not just those who hold the same series of interests as them. Furthermore, while the company intends to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series of interests. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their Series Interests or the likelihood of any distributions being made by a particular Series to its investors.

In addition, the company is not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the company generally where the assets of such other series of interests or of the company generally are insufficient to meet its liabilities.

Each Series Interest will rely on its Managing Member, Ownify, and its Property Manager, Folsom Street Property Management LLC, to manage each property. Following the acquisition of any Underlying Asset, the Underlying Asset will be managed by Ownify. In addition, Ownify will be entitled to the Property Management Fee exchange for its day-to-day operations of each Underlying Asset. Any compensation arrangements will be determined by Ownify sitting on both sides of the table and will not be an arm’s length transaction.

6

If Folsom Street Property Management LLC, the company’s Property Manager, fails to retain its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer. The company’s future depends, in part, on the Property Manager’s ability to attract and retain key personnel. Its future also depends on the continued contributions of the executive officers and other key personnel of Ownify and the Property Manager, each of whom would be difficult to replace.

In particular, Frank Rohde, who is the Chief Executive Officer of Ownify, and Ben Herold, who is the Chief Operating Officer of Ownify, are critical to the management of the company’s business and operations and the development of its strategic direction. The loss of the services of Mr. Rohde, Mr. Herold, or other executive officers or key personnel of Ownify and the process to replace any of those key personnel would involve significant time and expense and may significantly delay or prevent the achievement of the company’s business objectives.

Ownify, Inc. is the Managing Member, with Ownify’s wholly-owned subsidiary serving as the Property Manager. The Managing Member owns the Property Manager. On balance, Ownify controls all of the decisions related to each Series:

●	Care of the Underlying Asset.

●	Custody of the Underlying Asset.

●	Maintenance of the Underlying Asset.

●	Management of the Underlying Asset.

●	Ability and to take any action that it deems necessary or desirable.

●	The authority to sell the Underlying Asset.

●	Whether to encumber the Underlying Asset.

●	Whether to convey the Underlying Asset.

●	Whether the Sourcing Fee will be paid to the Property Manager, i.e., itself.

●	Determination of the Property Management Fee.

None of the responsibilities and determinations listed above will be made at arm’s length and all of these decisions may unjustly financially reward Ownify to the detriment of each Series and the investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company and much smaller, if any, distributions made to the investors.

Further, the fees to be paid to the Managing Member and Property Manager were determined internally, by the company and Ownify and the company did not rely on any independent assessment of market rates. Accordingly, the determination of fees was not made at arm’s length and may result in (i) smaller distributions made to investors, if any at all, (ii) the interference with the sound and profitable operation of the company and (iii) the fees paid to the Managing Member and Property Manager may be higher than the fees that would be paid to an unaffiliated third party given the lack of an independent assessment as to the determination of the fees.

7

Our Managing Member has full discretion in regards to the determination of “Free Cash Flow” and whether any distributions may occur to investors. As provided by the company’s operating agreement, distributions will be paid out of Free Cash Flow, if any. The availability of Free Cash Flow is determined by our Managing Member out of the income received by a Series modified by factors such as availability of net working capital for the Underlying Asset, expenses and liabilities due, such as interest payments, and the Managing Member’s discretion to hold back funds for capital expenditures and improvements in the Underlying Asset. As a result, even when the Series into which an investor invests has generated consistent income, there may not be funds available for distribution to investors as the Managing Member has determined there no Free Cash Flow available. Investors are not able to challenge this determination by the Managing Member.

Ownify has put in place a warehouse credit facility with Setpoint to provide financing for the purchase of Underlying Assets for the interim period between the original issuance of membership interests to an Owni and the offering of membership interests to investors pursuant to future Series offerings. While the Underlying Properties in the current offering have been financed prior to the current offering through a combination of debt and equity investments by Ownify, Ownify intends to use the warehouse credit facility with Setpoint to provide financing for the purchase of Underlying Assets for the interim period between the original issuance of membership interests to an Owni and the offering of membership interests to investors pursuant to future Series offerings. The funds from the future Series offerings would be used to pay off some or all of the financing obtained from Setpoint. Since Ownify is the Managing Member of the Company, the Company’s reliance on the Managing Member to effectively manage both the Company and the Property Manager could be negatively impacted also resulting in the Company’s financial condition and results of operations being materially diminished.

In the future, Ownify intends to explore debt financing options that may be available to finance a portion of the Underlying Assets for future Series offerings. To the extent that no debt financing options, or no debt financing options with terms acceptable to Ownify, are available, both Ownify and the Company’s businesses could be materially adversely impacted. In future Series offerings, Ownify intends to explore debt financing options that may be available to finance a portion of the Underlying Assets. In the current offering, the Underlying Properties have been financed through a combination of debt and equity investments by Ownify. To the extent that debt financing options, or debt financing options that have terms acceptable to Ownify, are not available, either such event could result in Ownify being unable to pursue purchasing numerous Underlying Assets for future Series offerings. Further, even if debt financing options are available, to the extent Ownify or the applicable Series breaches the terms of the debt financing agreements, the debt financing sources could pursue remedies against either Ownify or the applicable Series. Any of these scenarios could material adversely impact Ownify’s financial condition and results of operations as its business prospects could be materially diminished. In addition, since Ownify is the Managing Member of the Company, the Company’s reliance on the Managing Member to effectively manage both the Company and the Property Manager could be negatively impacted also resulting in the Company’s financial condition and results of operations being materially diminished. Finally, if debt financing options are put in place, but a breach of the debt financing agreements are breached, the applicable debt financing sources could pursue remedies against Ownify or the applicable Series that could result in material adverse financial and operational impacts on either or both of Ownify and the applicable Series.

There may be competition for time among the various entities sharing the same management team. Currently, Ownify is the Managing Member of Series 2 and Series Emerson. Ownify intends to also be the Managing Member of future Series. It is foreseeable that at certain times the various entities will be competing for time from the management team.

There is currently no trading market for the company’s securities. There is currently no public trading market for any Series Interests, and an active market may not develop or be sustained. If an active public or private trading market for the Series Interests does not develop or is not sustained, it may be difficult or impossible for you to resell your Series Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The company requires that investors obtain approval from the Managing Member to transfer acquired Series Interests. Section 3.1 of the company’s operating agreement imposes requirements on investors in order to transfer their Series Interests. To effect a transfer, each transferee must demonstrate to the Managing Member that the transferee agrees to be bound by the terms of the Operating Agreement, and prior approval of the Managing Member is required before a transfer may occur. As a result, if such approval is not provided by the Managing Member, an investor may not be able to dispose of their Series Interests.

The company has limited operating history for investors to evaluate. The company, Series 2, Series Emerson, and Series 3 were recently formed and have generated limited revenues and have minimal operating history upon which prospective investors may evaluate their performance. No guarantee can be given that the company or any Series Interest will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

8

The company’s consolidated financial statements include a going concern opinion. The company’s financial statements were prepared on a “going concern” basis. Certain matters, as described in the accompanying financial statements, indicate there may be substantial doubt about the company’s ability to continue as a going concern. Specifically, the company is newly formed and has not generated revenue from operations. The company will require additional capital until revenue from operations are sufficient to cover operational costs. Successful development of the company and ultimately the attainment of profitable operations is dependent upon future events including adequate financing, continuous support from Ownify, general and economic conditions on the real estate market and achieving a level of income adequate to support the company’s cost structure. Therefore, there is substantial doubt about the ability of the company to continue as a going concern.

Conflicts may exist between legal counsel, our company, our Managing Member, and Property Manager. Legal counsel may, in the future, render services to us or other related parties with respect to activities relating to our company as well as other unrelated activities. Legal counsel is not representing any prospective investors in connection with this offering and will not be representing interest holders of our company, although the prospective investors may rely on the opinion of legal counsel with respect to the validity of the securities, which is filed as Exhibit 12.1 to the offering statement of which this offering circular forms a part. Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our interests.

Risks Relating to the Offering

The company may not raise sufficient funds to achieve its business objectives. There is no minimum amount required to be raised before the company can accept your subscription for the Series Interests, and it can access the funds immediately. The company may not raise an amount sufficient for it to meet all of its objectives. Once the company accepts your investment funds, there will be no obligation to return your funds. Even if other Series Interests are sold, there may be insufficient funds raised through this offering to cover the expenses associated with the offering or complete development and implementation of the company’s operations. The lack of sufficient funds to pay expenses and for working capital will negatively impact the company’s ability to implement and complete its planned use of proceeds.

The selling securityholder will receive a portion of the Offering proceeds. The company is offering Interests in this Offering from both the company and from the selling securityholder, Ownify, which is also the company’s and each Series’ Managing Member. Regardless of the amount raised in this Offering, a portion of the Offering proceeds will be received by the selling securityholder, which will reduce available funds for use by each respective Series. See “Use of Proceeds to Issuer” below. While the selling securityholder’s sales may never be more than 30% of the value of the Interests subscribed for in an offering by a Series, it is possible that the company could allocate proceeds to the selling securityholder rather than to a Series, reducing the potential proceeds in the event an offering by a Series is not fully subscribed.

The company’s management has full discretion as to the use of proceeds from the offering. The company presently anticipates that the net proceeds from the offering will be used by us as general working capital, repayment of outstanding loans, loans to the company’s Managing Member and the creation of a maintenance reserve account for the applicable Underlying Asset. The company reserves the right, however, to use the funds from the offering for other purposes not presently contemplated herein but which are related directly to growing its current business. As a result of the foregoing, purchasers of the Series Interests hereby will be entrusting their funds to the company’s management, upon whose judgment and discretion the investors must depend, with only limited information concerning management’s specific intentions.

If the company does not raise the maximum offering amount for a particular Series, that Series will have to service the debt to a related party, Ownify, pursuant to the intercompany promissory note. The company presently anticipates that the net proceeds from the offering will be used first to repay the intercompany loan to Ownify before making improvements to the property of funding an operating reserve account for future maintenance of the applicable Underlying Asset. The company reserves the right, however, to use the funds from the offering for other purposes not presently contemplated herein but which are related directly to growing its current business. As a result of the foregoing, purchasers of the Series Interests hereby will be entrusting their funds to the company’s management, upon whose judgment and discretion the investors must depend, with only limited information concerning management’s specific intentions.

If the company does not raise the maximum offering amount for a particular Series, that Series will not be able to fund the operating reserve or fund planned renovations.

In the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

9

The purchase prices for the Series Interests have been arbitrarily determined. The purchase price for the Series Interests has been arbitrarily determined by the company and bears no relationship to the company’s assets, book value, earnings or other generally accepted criteria of value. In determining pricing, the company considered factors such as the company’s limited financial resources, the nature of its assets, estimates of its business potential, the degree of equity or control desired to be retained by the existing interest holders and general economic conditions.

If the company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period. The determination of whether to dispose of the Underlying Asset is entirely at the discretion of the company. Even if the company decides to dispose of an Underlying Asset, the company cannot guarantee that it will be able to dispose of the Underlying Asset at a favorable price to investors.

Competition with other parties entering real estate investment business may reduce the company’s profitability. There are and will be other entities engaged in real estate investment, including financial institutions, many of which have greater resources than the company does. Larger entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and built-in client base. Such competition could make it more difficult to obtain future funding, which could affect the company’s growth as a company.

The company does not intend to hire an escrow agent and there will be no escrow account, therefore there is no independent third-party holding investors funds until they are released to the company. Typically, the escrow agent retains custody of the assets such as cash, until certain conditions are met, at which time those assets are released to the company. In this offering the company has not retained an escrow agent and there will be no escrow account, therefore investors may be subject to increased administrative risk as additional administrative burdens will be placed on the company who may or may not have the expertise to administer the escrow seamlessly.

Risks Related to Taxation

Changes in Federal tax laws may have adverse or unexpected effects on our investors. The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Shares of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

We intend for each of the Series of the company to be taxed as a partnership, with the profits and losses of the Series flowing to investors regardless of whether there is cash available for distributions. Each Series of the company will be taxed as a partnership, rather than as a corporation. This means that the Series will itself not owe or report any profits and losses for tax purposes, but will instead provide investors with a Schedule K-1 tax statement identifying the investor’s pro rata share of any profits and losses of the Series. The calculation of net profits for the purposes of taxation is determined prior to our Managing Member assessing whether to hold back funds for future working capital purposes. As such, there may be times when the Series is reporting a net profit to investors, but does not have funds available for distribution to investors to cover their personal tax liability.

Our Managing Member is authorized to take such actions as required to maintain the status of the company and each Series as a partnership for tax purposes. If for some reason the company or a Series is no longer able to be taxed as a partnership, it will be required to be taxed as a corporation. This would result in income taxes being owed on any net revenues prior to distributions, if any, being made to investors. Investors would also no longer receive a Schedule K-1 tax statement, but a 1099.

Risk Factors Related to the Real Estate Market

The company’s real estate and real estate-related assets will be subject to the risks typically associated with real estate. The properties the company acquires will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

●	natural disasters such as hurricanes, earthquakes and floods;

●	pandemics, such as COVID-19;

●	acts of war or terrorism, including the consequences of terrorist attacks;

10

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

The value of each property is directly related to its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions. The successful operation of any real estate asset is significantly related to general and local economic conditions. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, can result in reductions in the underlying value of any asset and result in poor economic performance. In such cases, investors may lose the full value of their investment, or may not experience any distributions from the real estate asset.

The market in which the company participates is competitive and, if it does not compete effectively, its operating results could be harmed. The company competes with many other entities engaged in real estate acquisition and operating activities, including but not limited to individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, and private real estate funds. This market is competitive and rapidly changing. The company expects competition to persist and intensify in the future, which could harm its ability to acquire properties on terms that investors find to be reasonable.

The company may decide to sell an Underlying Asset which could conflict with an investor’s interests. Ownify, the Managing Member, may determine when to sell any Underlying Asset at any time in accordance with the management rights afforded to the Managing Member. Investors will not have a say in this decision. The timing and decision to sell an Underlying Asset may conflict with investors personal interests, beliefs or theories regarding the real estate market. Further, it is possible the sale was not done at an optimal time. In any case, investors would not have any cause of action against the company or Managing Member for such sales.

The Owni may decide to exercise their purchase option on the Underlying Asset which could conflict with an investor’s interests. Each Owni maintains a purchase option on the Underlying Asset at any time during the term of the agreement with the company. The purchase option gives the Owni the right to purchase the Underlying Asset from the company at the higher of current market value or 105% of the purchase price (including closing costs and repairs). Investors will not have a say in this decision. The timing and decision to sell an Underlying Asset may conflict with investors personal interests, beliefs or theories regarding the real estate market. Further, it is possible the sale was not done at an optimal time. In any case, investors would not have any cause of action against the company or Managing Member for such sales.

If an Owni exercises the purchase option earlier than five years, the return on investment by investors may be reduced. Ownify’s mission is to provide first-time homebuyers a path to homeownership. As part of this mission, each Owni will have the option to purchase the property at any time while in possession of the property under the terms of a lease agreement. If any Owni exercises this purchase option earlier than the five years, investors will not receive rent payments that would otherwise have been due while the Owni continued to lease the property. This may reduce an investor’s return on investment.

11

The Owni may default on their obligations to the company. The Owni may default on payment or maintenance obligations to the company or the Property Management company, resulting in losses to the company. This may adversely affect distributions to investors as well as impact the value or the Underlying Asset.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our financial condition, results of operations and cash flow. Each Series will be required to pay state and local taxes on its Underlying Asset. The real property taxes on the Underlying Asset of each Series may increase as property tax rates change or as our Underlying Assets are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our Series Interests and our ability to satisfy our principal and interest obligations and to make distributions to our investors could be adversely affected.

A decline in general economic conditions in the markets in which each Underlying Asset is located or in the United States generally could lead to an increase in tenant defaults and lower rental rates. As a result of these trends, the company may be more inclined to provide leasing incentives to its Ownis in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of the Underlying Assets, which may reduce your return.

Lawsuits may arise between the company and its tenants resulting in lower cash distributions to investors. Disputes between landlords and tenants are common. These disputes may escalate into legal action from time to time. In the event a lawsuit arises between the company and a tenant it is likely that the company will see an increase in costs. Accordingly, cash distributions to investors may be affected.

Costs imposed pursuant to governmental laws and regulations may reduce the company’s net income and the cash available for distributions to its investors. Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. The company could be subject to liability in the form of fines, penalties, or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on the tenants, owners, or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of the company’s Ownis, the condition of Underlying Assets at the time the company buys them, operations in the vicinity of its Underlying Assets, such as the presence of underground storage tanks, or activities of unrelated third parties may affect its Underlying Assets. The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder the company’s ability to sell, rent or pledge such Underlying Assets as collateral for future borrowings. Any material expenditures, fines, penalties or damages the company must pay will reduce its ability to make distributions and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company’s investors. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

12

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions. Each Underlying Asset may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce the company’s net income and the amount of cash available for distributions to investors.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the company’s cash flows and the return on investment. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums the company pays for coverage against property and casualty claims. Additionally, to the extent the company finances the acquisition of an Underlying Asset, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit the company’s ability to finance or refinance its properties if so required. In such instances, the company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The company may not have adequate coverage for such losses. If any of the properties incur a casualty loss that is not fully insured, the value of the assets will be reduced by any such uninsured loss, which may reduce the value of investor interests. In addition, other than any working capital reserve or other reserves the company may establish, the company has no additional sources of funding to repair or reconstruct any uninsured property. Also, to the extent the company must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in lower distributions to investors.

Risks related to forum selection and jury waivers

The company’s Operating Agreement and applicable Series Interest Subscription Agreement each include a forum selection provision, that requires disputes be resolved in state or federal courts in the State of Delaware, under Delaware law, regardless of convenience or cost to you, the investor, which could result in less favorable outcomes to the plaintiff(s) in any action against our company.

Operating Agreement: Our Amended Limited Liability Company Agreement of Mission Property Holdings LLC (the “Operating Agreement”) includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby, not arising under federal securities laws be brought in state or federal court of competent jurisdiction located within the State of Delaware.

13

Subscription Agreement: The applicable Series Interest Subscription Agreement for each manner of investing and class of security includes a forum selection provision that requires any suit, action, or proceeding arising from the applicable Series Interest Subscription agreement not arising under federal securities law be brought in a state of federal court of competent jurisdiction located within the State of Delaware. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the applicable Series Interest Subscription Agreement, or Operating Agreement which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements. Investors in this offering will be bound by the applicable Series Interest Subscription Agreement and the Operating Agreement, both of which include a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to this agreement. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To the company’s knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, the company believes that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the applicable Series Interest Subscription Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within an agreement is sufficiently prominent such that a party knowingly, intelligently, and voluntarily waived the right to a jury trial. The company believes that this is the case with respect to the applicable Series Interest Subscription Agreement. You should consult legal counsel regarding the jury waiver provision before entering into the applicable Series Interest Subscription Agreement.

If you bring a claim against the company in connection with matters arising under the applicable Series Interest Subscription Agreement or Operating Agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under one of those agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the applicable Series Interest Subscription Agreement or Operating Agreement with a jury trial. No condition, stipulation or provision of the applicable Series Interest Subscription Agreement or Operating Agreement serves as a waiver by any holder of the company’s securities or by the company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the units are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the units or to the transferor with regard to ownership of the units, that were in effect immediately prior to the transfer of the units, including the applicable Series Interest Subscription Agreement and the Operating Agreement.

Risks Related to Public Health Emergencies

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect the company’s business. The company’s business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Series Interests and the financial condition of the company’s investors or prospective investors, resulting in reduced demand for the Series Interests generally. “Shelter-in-place” or other such orders by governmental entities could also disrupt the company’s operations, if Ownis experience a reduction in income and are unable to remain current on rent payments.

14

DILUTION

Dilution means a reduction in value, control, or earnings of the units the investor owns.

As of the date of this Offering Circular, Ownify controls 100% of the company’s membership interests. Those membership interests are not connected to any specific Series Interest. Investors in this offering will be acquiring the Series Interests of Series established by the company, with the economic rights of each Series Interest based on the corresponding Underlying Asset. As such, investors will not experience dilution except as a result of the sale of additional interests of the Series to which they have subscribed.

15

PLAN OF DISTRIBUTION

The company is offering its Series Interests on a “best efforts” basis. There is no minimum investment amount, however each investor must purchase at least ten Series Interests. The Series Interests offered under this offering statement include:

Series Name	Number of Units Offered	Price per Unit
Series 2	Up to 9,000 units (composed of 8,000 units sold by the company, and 1,000 units by the selling securityholder, Ownify)	$40.07
Series Emerson	Up to 9,000 units (composed of 8,000 units sold by the company, and 1,000 units by the selling securityholder, Ownify)	$57.15
Series 3	Up to 9,000 units (composed of 8,000 units sold by the company, and 1,000 units by the selling securityholder, Ownify)	$69.19

The company intends to use its website and an offering landing page to offer the Series Interests to eligible investors. The company’s officers, directors, employees, and advisors may participate in the offering. When applicable, the company intends to prepare written materials and respond to investors after the investors initiate contact with the company, however the company’s officers, directors, employees and advisors will not orally solicit investors.

The Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the company’s website www.ownifyhomes.com. Prospective investors may subscribe for the company units in this offering only through the website. In order to subscribe to purchase our interests, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this Offering Statement, of which this Offering Circular is part, as Exhibit 4.1, as applicable, and wire funds for its subscription amount in accordance with the instructions provided therein.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act, or for other factors such as, but not limited to, investors providing incorrect payment information, or the investor not satisfying AML/KYC screening criteria of the Dalmore Group, LLC. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Further, pursuant to section 6 in the applicable Series Interest Subscription Agreement, the subscriptions are irrevocable by the investor.

After each closing, funds tendered by investors will be available to the company for its use.

The offering related to each Series will terminate at the earlier of (i) the date at which the maximum offering amount for that Series has been sold, (ii) the date at which the offering is earlier terminated by the company, in its sole discretion or (iii) the date that is three years from this offering being qualified by the SEC.

The company is conducting a continuous offering, in which it intends to accept investor funds until the offering is terminated. As there is no minimum, the company may, in its sole discretion, undertake one or more closings on a rolling basis, regardless of the amount of funds, and intends to affect a close every 7 days. The closing process involves the administrative burden of verifying the investor’s subscription documents, confirming the valid transfer of funds, and conducting AML/KYC screening. After each closing, funds tendered by investors will be available to the company and the company will issue the interests to investors. An investor will become a member of the company, including for tax purposes, and the interests will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the company accepts the investor as a member. Not all investors will receive their interests on the same date.

Each closing involves administrative burden to the company, and so the company intends to use periodic closings to reduce that burden, allowing the company to place more focus on its real estate operations.

16

As noted above, the company intends to effect closings every 7 days, but may undertake additional closings upon considering certain factors, such as:

●	The amount of money contained in the company’s segregated account of the applicable Series Interest; and

●	The number of subscriptions received.

The company has also engaged Dalmore Group, LLC (“Dalmore”) a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services:

●	Review investor information, including KYC (“Know Your Customer”) data, perform AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept an investor as a customer.

●	Review each investor’s applicable Series Interest Subscription Agreement to confirm such investor’s participation in the offering and provide a determination to the company whether or not to accept the use of the applicable Series Interest Subscription Agreement for the investor’s participation.

●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;

●	Not provide any investment advice nor any investment recommendations to any investor;

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in its performance pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and

●	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the offering to support the offering on all newly invested funds after the issuance of a No Objection Letter by FINRA. In addition, the company has paid Dalmore a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses anticipated to be incurred by Dalmore in connection with this offering. Dalmore will refund any amount related to this expense allowance to the extent it is not used, incurred, or provided to the company. The company has also agreed to pay Dalmore a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to this offering such as coordination with third party vendors and general guidance with respect to the offering, which will be due and payable within 30 days after this offering is qualified by the SEC and the receipt of a No Objection Letter from FINRA. Assuming the offering is fully subscribed, the company estimates that total fees due to pay Dalmore, including the one-time advance expense allowance fee of $5,000 and consulting fee of $20,000, would be $33,750. No compensation has been paid to Dalmore prior to the commencement of the sales of securities in this offering.

Selling Security holders

The selling securityholder may sell up to the number of units per Series set out below:

Series Name	Number of Units
Series 2	1,000
Series Emerson	1,000
Series 3	1,000

The following table sets forth the name of the selling securityholder, the number of units of Series Interests beneficially owned prior to the respective Series offering, the number of units being offered in the respective offering and the number of units of Series Interests to be beneficially owned after the respective offering, assuming that all of the selling shareholder units are sold in the offering:

17

Series 2

Selling Securityholder	Amount Owned Prior to the Offering	Amount Offered by Selling Securityholder	Amount Owned after the Offering
Ownify, Inc.	1,800	1,000	800

Series Emerson

Selling Securityholder	Amount Owned Prior to the Offering	Amount Offered by Selling Securityholder	Amount Owned after the Offering
Ownify, Inc.	1,800	1,000	800

Series 3

Selling Securityholder	Amount Owned Prior to the Offering	Amount Offered by Selling Securityholder	Amount Owned after the Offering
Ownify, Inc.	1,800	1,000	800

Dalmore will receive a 1% commission on sales of units of the selling securityholders prior to disbursement to the selling securityholder. Neither the company nor the respective series will receive any of the proceeds from the sale of selling securityholders units in the offering.

Transfer Agent

The company engaged United Transfer Agency LLC, a Nevada Limited Liability Company, doing business as Dalmore Transfer as its Transfer Agent.

Process of Subscribing

After the Offering Statement has been qualified by the Commission, the company will accept tenders of funds to purchase the Series Interests.

Investors will be required to complete an applicable Series Interest Subscription Agreement in order to invest. The applicable Series Interest Subscription Agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor’s principal residence).

To subscribe for the Series Interests, each prospective investor must:

1.	Go to https://www.ownify.com/investors or download the Ownify Homes app (from the Apple or Android app stores), and complete user registration;

2.	Complete profile setup and link a bank account;

3.	Complete subscription information and review and sign the applicable Series Interest Subscription Agreement; and

4.	Based on account status, the company may ask an Investor to provide identification or accreditation proof documents before accepting the subscription.

Any potential investor will have ample time and is advised to review the applicable Series Interest Subscription Agreement, along with their counsel, prior to making any final investment decision.

The company may close on investments on a “rolling” basis (so not all investors will receive their Series Interests on the same date). Investors may subscribe by tendering funds by check, wire transfer, or ACH transfer to the segregated account controlled by the company until the company has accepted the investor’s subscription. Upon closing, funds tendered by investors will be made available to the company for its use. The company has the right to refuse to sell the Series Interests to any prospective investor or for any reason in its sole discretion, including, without limitation, if such prospective investor does not promptly supply all information requested by the company in connection with such prospective investor subscription. In addition, in the company’s sole discretion, it may establish a limit on the purchase of Series Interests by particular prospective investors.

18

No Escrow

The company has not established an escrow account or hired an escrow agent to hold funds tendered by investors. Funds will be held in a segregated account controlled by the company until the company has accepted the investor’s subscription. At that time, those funds will be available to the company.

Forum Selection Provision

The applicable Series Interest Subscription Agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the company based on such agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon such agreement not arising under federal securities law. Although the company believes the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting the company’s litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the company.

Jury Trial Waiver

The applicable Series Interest Subscription Agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the Agreement, including any claim under federal securities laws. By signing the applicable Series Interest Subscription Agreement, an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

19

USE OF PROCEEDS TO ISSUER

Series 2

Assuming a fully subscribed offering, the company will receive gross proceeds of $320,560, with our selling securityholder receiving gross proceeds of $40,070. After deducting brokerage commissions due by the company of $3,206 (representing fees to Dalmore by excluding other offering expenses as noted below), the net proceeds of this offering would be approximately $317,354. The table below sets forth the uses of proceeds of the company’s offering of Series 2 Interests.

Uses	25% of Maximum Offering	50% of Maximum Offering	75% of Maximum Offering	100% of Maximum Offering
Brokerage Commissions	$801.40	$1,602.80	$2,404.20	$3,206.00
Paydown of Intercompany Promissory Notes (1)	$79,338.60	$158,677.20	$238,015.80	$283,057.00
Offering Expenses (2)	$-	$-	$-	$5,642.00
Sourcing Fee (3)	$-	$-	$-	$28,210.00
Repairs and Maintenance Reserve	$-	$-	$-	$455.00
Total Proceeds	$80,140.00	$160,280.00	$240,420.00	320,560.00

(1)	The Series 2 property was acquired from a third-party seller on December 8, 2022, for $350,000, also incurring purchase expenses in the amount of $2,238 covering title fees, inspection fees, agent fees, property transfer tax, notarization fees, and recording fees. The Managing Member made an intercompany loan to Series 2 in the amount of $346,138.32 for acquisition of its Underlying Asset and expenses related to that purchase. The Managing Member subsequently made an intercompany loan to Series 2 in the amount of $387.00 for repairs undertaken on its Underlying Asset. On June 8, 2023, Series 2 issued 1800 Shares to the Managing Member at a Price per Share of $35.26 to pay off $63,468 of the intercompany loan, resulting in a new loan balance of $283,057.32.

(2)	In advance of the offering, our Managing Member has paid certain fixed offering expenses including include the following: (i) $25,000 in fees payable to Dalmore; (ii) $5,943 in audit fees; (iii) $55,000 in legal fees; (iv) $5,000 in Edgarization fees; and (v) approximately $18,000 in blue sky filing fees. Pursuant to its authority to allocate expenses benefiting all series of the company, Series 2 will be responsible for reimbursing the Managing Member for up to $5,642 of these fixed offering expenses.

(3)	Represents a fee payable to the Managing Member in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the “Sourcing Fee”).

The company intends to use the gross proceeds of the Series 2 offering in order of priority:

●	Brokerage commissions
●	Repayment of the intercompany loans
●	Offering expenses
●	Sourcing Fee
●	Repairs and Maintenance Reserve

20

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member intends to be responsible for the remainder, without reimbursement by Series 2.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Plan of Operations.”

Series Emerson

Assuming a fully subscribed offering, the company will receive gross proceeds of $457,200, with our selling securityholder receiving gross proceeds of $57,150. After deducting brokerage commissions due by the company of $4,572 (representing fees to Dalmore by excluding other offering expenses as noted below), the net proceeds of this offering would be approximately $452,628. The table below sets forth the uses of proceeds of the company’s offering of Series Emerson Interests.

Uses	25% of Maximum Offering	50% of Maximum Offering	75% of Maximum Offering	100% of Maximum Offering
Brokerage Commissions	$1,143.00	$2,286.01	$3,429.01	4,572.00
Paydown of Intercompany Promissory Notes (1)	$113,157.25	$226,314.50	$339,471.74	413,967.00
Offering Expenses (2)	$-	$-	$-	$8,268.00
Sourcing Fee (3)	$-	$-	$-	$25,836.00
Repairs and Maintenance Reserve	$-	$-	$-	$4,557.00
Total Proceeds	$114,300.25	$228,600.50	$342,900.75	457,200.00

(1)	Series Emerson acquired the property from a third-party seller on November 15, 2022, for $466,000, also incurring purchase expenses in the amount of $2,513 covering title fees, inspection fees, agent fees, interests, property transfer tax, notarization fees, and recording fees. The Managing Member made an intercompany loan to Series Emerson in the amount of $458,762.68 for acquisition of its Underlying Asset and expenses related to that purchase. The Managing Member subsequently made an intercompany loan to Series Emerson in the amount of $48,210.05 for repairs undertaken on its Underlying Asset. On June 8, 2023, Series Emerson issued 1800 Shares to the Managing Member at a Price per Share of $51.67 to pay off $93,006 of the intercompany loan, resulting in a new loan balance of $413,966.73.

(2)	In advance of the offering, our Managing Member has paid certain fixed offering expenses including include the following: (i) $25,000 in fees payable to Dalmore; (ii) $5,943 in audit fees; (iii) $55,000 in legal fees; (iv) $5,000 in Edgarization fees; and (v) approximately $18,000 in blue sky filing fees. Pursuant to its authority to allocate expenses benefiting all series of the company, Series Emerson will be responsible for reimbursing the Managing Member for up to $8,268 of these fixed offering expenses

(3)	Represents a fee payable to the Managing Member in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the “Sourcing Fee”).

The company intends to use the gross proceeds of the Series Emerson offering in order of priority:

●	Brokerage commissions
●	Repayment of the intercompany loans
●	Offering expenses
●	Sourcing Fee
●	Repairs and Maintenance Reserve

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member intends to be responsible for the remainder, without reimbursement by Series Emerson.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Plan of Operations.”

21

Series 3

Assuming a fully subscribed offering, the company will receive gross proceeds of $553,521, with our selling securityholder receiving gross proceeds of $69,190. After deducting brokerage commissions due by the company of $5,535 (representing fees to Dalmore by excluding other offering expenses as noted below), the net proceeds of this offering would be approximately $547,985. The table below sets forth the uses of proceeds of the company’s offering of Series 3 Interests.

Uses	25% of Maximum Offering	50% of Maximum Offering	75% of Maximum Offering	100% of Maximum Offering
Brokerage Commissions	$1,383.80	$2,767.60	$4,151.41	5,535.00
Paydown of Intercompany Promissory Notes (1)	$136,996.45	$273,992.90	$410,989.34	499,030.00
Offering Expenses (2)	$-	$-	$-	$9,981.00
Sourcing Fee (3)	$-	$-	$-	$24,952.00
Repairs and Maintenance Reserve	$-	$-	$-	$14,023.00
Total Proceeds	$138,380.25	$276,760.50	$415,140.75	553,521.00

(1)	The Series 3 property was acquired from a third-party seller on June 20, 2023, for $610,000, also incurring purchase expenses in the amount of $1,899.30 covering title fees, inspection fees, agent fees, property transfer tax, notarization fees, and recording fees. Series 3 also incurred repair expenses of $11,890.69. The Managing Member made an intercompany loan to Series 3 in the amount of $499,030 for acquisition of its Underlying Asset and expenses related to subsequent repairs. On June 20, 2023, Series 3 issued 1800 Shares to the Managing Member at a Price per Share of $62.38.

(2)	In advance of the offering, our Managing Member has paid certain fixed offering expenses including include the following: (i) $25,000 in fees payable to Dalmore; (ii) $5,943 in audit fees; (iii) $55,000 in legal fees; (iv) $5,000 in Edgarization fees; and (v) approximately $18,000 in blue sky filing fees. Pursuant to its authority to allocate expenses benefiting all series of the company, Series 3 will be responsible for reimbursing the Managing Member for up to $9,981 of these fixed offering expenses.

(3)	Represents a fee payable to the Managing Member in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the “Sourcing Fee”).

The company intends to use the gross proceeds of the Series 3 offering in order of priority:

●	Brokerage commissions
●	Repayment of the intercompany loans
●	Offering expenses
●	Sourcing Fee
●	Repairs and Maintenance Reserve

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member intends to be responsible for the remainder, without reimbursement by Series 3.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Plan of Operations.”

22

THE COMPANY’S BUSINESS

The following discussion includes references to reports and sources created by third-parties that have been utilized by management to inform its beliefs about the market in which operates. The information contained on, or accessible through these third-party sources is not part of, and is not incorporated by reference in, this offering circular.

Overview

Ownify was founded to solve one of the largest problems today: housing affordability. First-time homebuyers are facing the toughest market in 40+ years. The average age of a first-time buyer in 2022 was 36, up from 33 in 2020, according to the National Association of Realtors 2022 & 2023 Generational Trends Report. Increasing amounts of student debt are making it harder and harder for first-time buyers to save the down payment for a traditional mortgage. We believe up to 50% of first-time buyers have to borrow money from friends and family to afford the down payment.

Ownify is a fractional ownership platform that partners socially conscious investors with qualified first-time homebuyers to buy their home “brick by brick”. With Ownify, homebuyers and investors together reap the collective benefits of building equity, creating stability, and investing in the health of local communities for years to come.

For our Ownis, Ownify offers a low down payment, a cash offer to compete with other home buyers, no unforeseen costs and surprises, and the ability to maintain equity in the home even in declining home price environment.

For our investors, Ownify offers fractional ownership in a single-family home generating income and real estate returns, shared equity and shared purpose with the Owni, and positive community impact by helping first-time homebuyers. As of the date of this offering circular, MPH has not previously offered any investment programs, and no series of MPH has been liquidated.

Our Ownis

Ownify works with qualified first-time homebuyers – we call them “Ownis” – to carefully select single-family homes for purchase. After we buy a home, we fractionalize each home into 10,000 shares or “bricks”. Ownis buy 200 of the bricks on the day they move in. Ownify co-invests in the home by buying 1800 bricks. We then offer the remaining 8,000 bricks as securities to investors pursuant to this Offering, along with 1000 being sold by Ownify.

Ownis enter into a five-year, renewable, agreement, in which Ownis live in the home and pay rent for the bricks they do not own while buying more bricks each month – up to 1,000 bricks over five years. This allows for an Owni to build up equity in the property which can be shown to a lender to offset the amount required for a mortgage down payment. Once able to obtain financing during the term of the Owni agreement, the Owni has the option to buy the underlying property from the company – at the higher of market value of the home or 105% of the purchase price.

Series LLC Structure

Mission Property Holdings LLC (“MPH”) was organized in the State of Delaware on July 22, 2022. MPH is an investment vehicle which intends to acquire single family properties, whose ownership will be fractionalized and sold to investors to enable qualified first-time homebuyers to build equity in the home. Qualified customers submit their desired homes for consideration by Ownify. We use proprietary models to qualify homes based on expected appreciation and income potential and then buy those homes on behalf of our customers.

The company intends to establish separate Series for the holding of single-family home properties to be acquired by the company. Notably, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the company will be enforceable against the assets of the applicable Series only, and not against the assets of the company.

As discussed further in the Amended Series Limited Liability Company Agreement of MPH dated June 19, 2023 (the “Operating Agreement”), Ownify is the Managing Member of MPH. Ownify was incorporated in the State of Delaware on October 19, 2021. Ownify will manage all Underlying Assets related to the various Series including the sales of property, rentals of the property, maintenance and insurance. Ownify also wholly owns an affiliated entity, Folsom Street Property Management LLC, which is the Property Manager for the company and the various Series.

Intended Business Process

Generally, the company and Ownify intend to arrange for the purchase of a specific residential property either directly by the Series or by Ownify, as described below.

Ownify has built a data-driven process that qualifies potential first-time buyers, identifies real-estate markets with strong fundamentals, and ultimately selects individual homes for investment.

23

Ownify underwrites qualified first-time homebuyers based on income and credit characteristics. We use a fully automated data-driven underwriting platform at www.ownify.com/join_ownify to approve qualified applicants with prime credit and conservative payment-to-income ratios. Our underwriting technology qualifies potential first-time buyers based on credit (minimum 680 credit score), cash-flow, and affordability and presents them with a “home budget” - the maximum available purchase price for a single-family home.

The process begins with a Participation Agreement with qualified customers (the “Ownis”). This agreement is included as exhibit 6.10. The Participation Agreement requires a $500 application fee and commits the Owni to move forward with Ownify in good faith towards entering into the Equity Share and Purchase Option Agreement and Lease, forms of which are attached hereto as Exhibits 6.8 and 6.9, respectively. Likewise, Ownify must work in good fair to identify and evaluate potential properties for purchase. The $500 application fee is not refundable if the Owni does not move forward with Ownify.

Ownis work with Ownify and our accredited agents to select quality single-family homes in desirable locations for purchase. Generally, our investment criteria focus on homes between $250,000 and $750,000 on smaller than 2-acre lots. Our home valuation model assesses current value as well as appreciation potential for each home.

For approved transactions, an individual Series of Mission Property Holdings LLC, or a local LLC, purchases the target property on behalf of the Owni (the “Underlying Asset”).

In the future, to finance the purchase of individual homes, Ownify may utilize a warehouse credit facility provided by Setpoint, LLC. It may also continue to advance the funds directly to an individual Series through an intercompany loan. We may also finance individual transactions with mortgages, depending on prevailing interest rates and terms & conditions. The warehouse credit facility or intercompany loans allow the acquisition of the target property prior to any offering of securities in order to eliminate the risk of not being able to acquire the property if the acquisition was conditioned on raising enough funds from investors in an offering.

At close, each Owni contributes 2% of the purchase price of the target property and executes the five-year Lease, the Euity Share and Purchase Option Agreement, as well as a joinder  to the individual Series. The agreements between the company and each Owni encompass the following structure:

1.	MPH will own the Underlying Asset for each Series for an initial term of five years, during which Owni will occupy the Underlying Asset and make monthly payments to the respective Series for the use of and to build equity connected to the Underlying Asset. At the end of the term, the Owni may purchase the Underlying Asset from the Series or renew the lease agreement for another five years.

2.	The company will pay the property tax, property insurance, and other materially reasonable expenses associated with the Underlying Asset while the Owni is leasing the Underlying Asset.

3.	The Owni will occupy the Underlying Asset as their residence and will pay a monthly rental payment.

4.	The Owni will also make Monthly Equity Purchase Payments, which: (i) increase Owni’s interest in the Series from 2% to 10% over five years by purchasing interests from Ownify; and (ii) grants the Owni an option to purchase the Underlying Asset from the Series at any time during the term (which may be extended by the renewal term of an additional five years, but no additional equity in the Series is earned by the Owni).

5.	At the end of the five year term, we want the Owni to be able to purchase the Underlying Asset from the respective Series. If Owni does not purchase the Underlying Asset at the end of five years, the Owni’s equity interest may be bought out using the property value determined in accordance with the requirements of Section 6.2 of the Equity Share and Purchase Option Agreement, or the lease may be extended by a renewal term of an additional five years.

If the Owni’s interest are being bought out, the property value would be determined through one of the following: (i) Index - Value based on a forecast of the seasonally adjusted, purchase-only monthly FHFA House Price Index for the smallest geographic area that includes the Underlying Asset or such other similarly utilized index of a geographical nature or the most similar index then available; (ii) “Broker Price Opinion” - Value given by a licensed real estate professional estimating the selling price of the Underlying Asset based review of the Underlying Asset and the selling prices of comparable homes; (iii) Automated Valuation Model - Value based on available Automated Valuation Models (AVMs) provided by reputable third parties; (iv) Appraisal - Value based on appraisal report of the Underlying Asset. The value of the Owni’s interests would then be determined in accordance with this property value on the balance sheet of the Series, with payment for the interests being that amount after subtracting the costs associated with relisting and any amounts due under the lease with the Owni. The relisting fee is also set by the terms of the Equity Share and Purchase Option Agreement to be 4% of the initial property value for the first 30 months of the Owni’s agreement term, and then reduced each month starting n the 31st month to a minimum of 2%.

6.	If Owni wishes to vacate the Underlying Asset before the end of the five year term, or otherwise terminate the lease agreement, the Owni will incur additional costs that are assessed against Owni’s interest in the respective Series.

During the term of the agreement, Folsom Street Property Management, LLC acts as the property manager on behalf of each Series.

24

The Owni Buy Option

Our agreement with the Owni for each Series includes the option of the Owni to purchase the entire property during the term of the Lease Agreement at the higher of current market value or 105% of the purchase price (including closing costs and repairs). In fact, this is part of the mission of Ownify and we encourage Ownis to purchase the homes.

The Owni purchase option is entered into between each individual Series holding title to the property and the Owni. This purchase option is subject to the requirements of Chapter 47G of the North Carolina General Statutes, which requires specific content for the contract, and the right to cancel by the Owni.

The Owni may exercise this option at any time while the Owni occupies the home subject to the Lease and is not in default of the Lease. Exercising the purchase option gives the Owni the right to buy the entire property from the individual Series holding title to the property and obligates the company to sell the property to the Owni in their individual capacity (and not as a member of the Series). The purchase price is determined to be the higher of current market value of the property or 105% of the purchase price including closing costs and repairs, and must be paid in full. Upon exercise of the purchase option, and successful close of the sale of the property by the company to the Owni, the Series will be dissolved in accordance with Section 11.1(a)(ii) of the Operating Agreement of the company, resulting in the distribution of proceeds to the holders of those Series Interests.

If the Owni does not exercise their purchase option, the company may choose to extend the lease with the Owni beyond the initial term.

If the Owni does not extend the lease beyond the initial term, or terminates the lease prior to the expiration of the five year term, the company has the right to buy back the equity accumulated by the Owni at current market value reduced by the relisting fee that will be a value between 2-4% of the initial value of the home, as discussed in “Intended Business Process” above, and any amounts due to the Series by the Owni. In this case, the company will either sell the property and distribute the proceeds to Series investors in the form of a redemption or release the property to a new tenant.

The Form of Equity Share and Purchase Option Agreement and Form of Lease are attached hereto as Exhibits 6.8 and 6.9, respectively. While the Ownis of the Series 2 and Series Emerson initially executed slightly different forms of these agreements, those agreements have since been amended and reexecuted to match exactly the forms attached hereto as Exhibits 6.6 and 6.7.

Key Agreements with the Ownis

As noted above, each Owni enters into a set of agreements with Ownify and the company. This section will restate those agreement and the material terms of each.

The Participation Agreement

The Participation Agreement is the starting point for our Ownis. Under the Participation Agreement, the Owni pays a $500 application fee and agrees to enter into the home purchase process with Ownify. The Owni represents they are motivated to enter into the Equity Share and Purchase Option Agreement and Lease and makes additional representations regarding their understanding of what will be in those documents.

Ownify is also obligated to identify and evaluate a home to purchase for the Owni. The Participation Agreement identifies that under the Equity Share and Purchase Option Agreement and Lease, Ownify will receive the Property Management Fee, and that the application fee of $500 is non-refundable.

If any dispute should arise under the Participation Agreement, the dispute would be subject to mandatory mediation and binding arbitration.

Equity Share and Purchase Option Agreement

When a property is purchased, the Equity Share and Purchase Option Agreement requires that the Owni and Ownify make the initial capital contribution to the Series that holds the property. The agreement also sets out the expectations that the Owni will live at the property with the intention of outright purchase of the property from the Series. Under the agreement, the Series will be responsible for obtaining insurance on the property, and payment of property taxes.

As part of payment of rent under the Lease, the Owni will acquire additional equity in the Series from Ownify, calculated on a monthly basis. The Owni’s acquisition of equity does not change the percentage ownership of any investor in the offering.

The Owni is granted the option to purchase the property during the term of the agreement, which is five years. The term may be extended by an additional five years. Exercising the purchase option gives the Owni the right to buy the entire property from the individual Series holding title to the property and obligates the company to sell the property to the Owni in their individual capacity (and not as a member of the Series). The purchase price is determined to be the higher of current market value of the property or 105% of the purchase price including closing costs and repairs, and must be paid in full. Upon exercise of the purchase option, and successful close of the sale of the property by the company to the Owni, the Series will be dissolved in accordance with Section 11.1(a)(ii) of the Operating Agreement of the company, resulting in the distribution of proceeds to the holders of those Series Interests.

If the Owni does not acquire the property during the term, then the Owni may be bought out by the Series. The value of the Owni’s interests would then be determined in accordance with this property value on the balance sheet of the Series, with payment for the interests being that amount after subtracting the costs associated with relisting and any amounts due under the lease with the Owni. The relisting fee is also set by the terms of the Equity Share and Purchase Option Agreement to be 4% of the initial property value for the first 30 months of the Owni’s agreement term, and then reduced each month starting n the 31st month to a minimum of 2%.

Violation of the agreement by the Owni may result in the loss of the right to occupy the property.

25

Lease Agreement

In addition to the Equity Share and Purchase Option Agreement, Ownis enter into a lease for the five year term of the Equity Share and Purchase Option Agreement. The Lease grants possession of the property to the Owni, provides for the process for making rent payments, and provides conditions on the use of the premises by the Owni, including maintenance obligations and requirements for services and utilities.

The Lease also provides that if the Owni determines to not purchase the property, then the property will be surrenders to Ownify.

Setpoint Warehouse Credit Facility

To date, Ownify has provided the financing for the acquisition of the properties, which was documented in a note payable by each Series. For future properties, a Series may receive financing directly from Setpoint Residential Fintech Fund L.P. (“Setpoint”) under the terms of a Loan and Security Agreement entered on July 28, 2023 (included as Exhibit 6.11) . Under the terms of the credit facility, Ownify may request revolving loan advances from Setpoint up to $1,000,000, and then may borrow up to $5,000,000 following the company raising at least $350,000 in additional capital through this Regulation A offering. Repayments will allow the company to borrow further funds under the facility.

The interest rate on loans is a floating per annum rate equal to the Federal Reserve’s secured overnight financing rate plus 5.95%. When receiving these loans, Setpoint would have a senior interest in the assets of the Series, and would be granted rights to the Underlying Assets as collateral on the loan.

The terms under the Setpoint warehouse credit facility are available to Ownify until July 28, 2025, and unless extended by the parties, any outstanding loans will be due within six months of that date.

Market Overview

Ownify periodically evaluates the largest 300 real estate markets in the US to identify attractive investment opportunities. Our goal is to create strong investor returns while presenting an affordable path to ownership for our Ownis. These evaluations have led our management to first enter the Raleigh / Durham / Cary metro area.

The Raleigh / Durham / Cary metro area is the fastest-growing metro area in North Carolina and the 2nd-fastest growing metro area in the US, with over 25% population growth in the last 10 years according to the US Census Bureau. Home to the Research Triangle, the Raleigh metro area also consistently ranks as one of the best labor markets in the U.S. In its April 2023 annual ranking of nearly 400 metro areas, The Wall Street Journal ranked Raleigh fifth overall and second in “change in labor force”.(1)

New job creation in the Raleigh metro area, combined with low inventory, continue to drive positive fundamentals for housing. As a result, the broader Raleigh / Durham / Cary real estate market has shown relative stability in single family home prices even as interest rates have increased significantly.

Median sales prices for $250k-750k single family homes in our target markets, according to transaction data from the Triangle Multiple Listing Service as of June 12, 2023 (2):

City	May 2022	May 2023	Percentage Change
Raleigh	$430 k	$435 k	+1.0%
Durham	$420 k	$415 k	-1.2%
Cary	$601 k	$652 k	+8.5%

Sources:

(1)	https://www.wsj.com/articles/see-how-your-region-stacks-up-against-the-best-labor-markets-in-the-u-s-baa065d0?mod=article_inline

(2)	https://tmls.stats.10kresearch.com/infoserv/s-v1/5mQy-NHf

Market Outlook

We are optimistic about the long-term prospects for continued stability and potential for appreciation of home prices in the Raleigh / Durham / Cary metro area, driven by several factors:

●	Continued expansion of technology jobs in the area, with announced office openings by Apple and expansion by Google, Amazon, and Microsoft. Approximately 45,000 new jobs were created in Raleigh-Durham in 2022.(1)
●	Continued competition from institutional buyers. There are approximately 100,000 single family homes bought each quarter by institutional investors and up to 40% of all single family homes may be owned by institutional investors by 2030, according to a recent study by Metlife.(2)
●	Continued and structural under-supply of homes. Inventory of single-family homes is 46% below the historical average.

Sources:

(1)	https://www.axios.com/local/raleigh/2022/06/08/meta-possible-expansion-raleigh-north-carolina
(2)	https://www.cnbc.com/2023/02/21/how-wall-street-bought-single-family-homes-and-put-them-up-for-rent.html

26

Property Overview

Series 2

Timeline

●	On December 7, 2022, MPH established Series 2 for the purpose of acquiring the property located at 2005 Muddy Creek Ct., Raleigh, NC 27612 (the “Baldwin”) from a third-party seller.

●	Series 2 acquired the Baldwin on December 8, 2022 from a third-party seller for a purchase price of $350,000.00 plus closing costs of $2,238.32. The property was previously owner-occupied. Title to the property is held through a wholly owned subsidiary of Series 2.

●	Ownify and Series 2 entered into an intercompany loan agreement on December 8, 2022, pursuant to which Ownify loaned Series 2 $346,138.32 for the purpose of purchasing the Baldwin. Ownify did not finance any of the funds it loaned to Series 2.

●	Ownify and Series 2 entered into an additional intercompany loan agreement on May 1, 2023, pursuant to which Ownify loaned Series 2 $387.00 for repairs to the Baldwin.

●	On June 8, 2023, Series 2 issued 1800 Series Interests to Ownify at a price per interest of $35.26 to pay off $63,468.00 of the intercompany loan, resulting in a new loan balance of $283,057.32

●	On August 1, 2023, the estimated market value of the Baldwin was $370,374, based on the average of three Automated Valuation Models from Clear Capital, HouseCanary, and Kukun.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	2005 Muddy Creek Ct., Raleigh, NC 27612
Type of Property	Single Family Home
Property History	The Single-Family Home located at 2005 Muddy Creek Ct., Raleigh, NC 27612, was previously owner occupied.
Square Foot	1,967
Acreage	0.16
Number of Units	N/A
Configuration	3 bedrooms and 2.5 bathrooms
Capital improvements intended to be made	None
Total amount spent on capital improvements	$387 for siding repair
Outstanding debt on property	$283,057.32 due and payable to Ownify
Monthly Lease Payments	$2,452
Sale of Property	In the event the company decides to sell the property, approval from the Series 2 holders will not be sought.

27

Property History

The Baldwin was previously owner occupied. It was built in 2014. The Baldwin incurred $387 of costs related to improvement to the property post closing. This renovation expense is listed in the use of proceeds for Series 2.

Property Components & Capital Expenditures

The Baldwin was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

Property Manager

The Managing Member appointed the Property Manager to manage the Series 2 Property. The Managing Member has entered into a Property Management Agreement with the Property Manager. Pursuant to the terms of the Property Management Agreement, the Series will pay the Property Manager an annual fee of $3,526 for managing the Baldwin.

28

Property Operations and Hold Period

The Baldwin was previously owner occupied and had no prior rental history.

The Managing Member anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $594 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $387 that the company expended for final renovations, that will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Baldwin for 5-10 years during which time we will operate it for the benefit of our investors and Owni .

Lease Agreement

On December 8, 2022 , the Owni for the Baldwin entered into a lease agreement with MPH. The lease is for a period of sixty months. Under the terms of the lease, the Owni will make monthly lease payments in the following amounts:

Months 1-12	$2,452
Months 13-24	$2,444
Months 25-36	$2,437
Months 37-48	$2,429
Months 49-60	$2,421

Owni Buy Option

Our agreement with the Owni for the Baldwin includes the option of the Owni to purchase the property during the term of the Lease Agreement at the higher of current market value or 105% of the purchase price (including closing costs and repairs). In fact, this is part of the mission of Ownify and we encourage Ownis to purchase the homes. The Owni may exercise this option at any time while the Owni occupies the home subject to the lease.

This purchase option is subject to the requirements of Chapter 47G of the North Carolina General Statutes, which requires specific content for the contract, and the right to cancel by the Owni.

Series Emerson

Timeline

●	On November 14, 2022, MPH established Series Emerson for the purpose of acquiring the property located at 3314 Timberlake Rd., Raleigh, NC 27604 (the “Atwood”) from a third-party seller.

●	Series Emerson acquired the Atwood on November 15, 2022 from a third-party seller for a purchase price of $466,000 plus closing costs of $2,512.68. The property was previously owner-occupied. Title to the property is held through a wholly owned subsidiary of Series Emerson.

●	Ownify and Series Emerson entered into an intercompany loan agreement on November 15, 2022, pursuant to which Ownify loaned Series Emerson $458,762.68 for the purpose of purchasing the Atwood. Ownify did not finance any of the funds it loaned to Series Emerson.

●	On May 1, 2023, the Managing Member subsequently made an additional intercompany loan to Series Emerson in the amount of $48,210.05 for repairs and renovations undertaken on the property.

●

On June 8, 2023, Series Emerson issued 1800 Series Interests to the Managing Member at a price per interest of $51.67 to pay off $93,006.00 of the intercompany loan, resulting in a new loan balance of $413,966.73.

●	On August 1, 2023, the estimated market value of the Atwood was $543,244 based on the average of three Automated Valuation Models from Clear Capital, HouseCanary, and Kukun plus 75% of the capital improvements made.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	3314 Timberlake Road, Raleigh, NC 27604
Type of Property	Single Family Home
Property History	The Single-Family Home located at 3314 Timberlake Road, Raleigh, NC 27604, was previously owner occupied.
Square Foot	2,374
Acreage	0.61
Number of Units	N/A
Configuration	4 bedrooms and 3 bathrooms
Capital improvements made	Renovated two of the bathrooms, new flooring & paint throughout, crawlspace repairs, septic repairs
Total amount spent on capital improvements	$48,210.05
Outstanding debt on property	$413,966.73 due and payable to Ownify
Monthly Lease Payments	$2,901
Sale of Property	In the event the company decides to sell the property, approval from the Series Emerson holders will not be sought.

29

Property History

The Atwood was previously owner occupied. It was built in 1967. The Atwood incurred $48,210.05 of costs related to improvement to the property post closing.

Property Components & Capital Expenditures

The Atwood was inspected by a licensed professional, and the inspection report indicated the need for repairs and renovations. The company subsequently renovated two of the bathrooms, installed new flooring & paint throughout, repaired the crawlspace, and repaired the septic system.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $48,210.05. This renovation expense is listed in the use of proceeds for Series Emerson.

Property Manager

The Managing Member appointed the Property Manager to manage the Series Emerson Property. The Managing Member has entered into a Property Management Agreement with the Property Manager. Pursuant to the terms of the Property Management Agreement, the Series will pay the Property Manager an annual fee of $5,167 for managing the Atwood.

30

Property Operations and Hold Period

The Atwood was previously owner occupied and had no prior rental history.

The Managing Member anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $707 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $48,210.05 that the company has incurred for renovations, and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Atwood for 5-10 years during which time, we will operate it for the benefit of our investors and Owni.

Lease Agreement

On November 8, 2022 the Owni for the Atwood entered into a lease agreement with MPH. The lease is for a period of sixty months. Under the terms of the lease, the Owni will make monthly lease payments in the following amounts:

Months 1-12	$2,901
Months 13-24	$2,996
Months 25-36	$3,093
Months 37-48	$3,193
Months 49-60	$3,295

Owni Buy Option

Our agreement with the Owni for the Atwood includes the option of the Owni to purchase the property during the term of the Lease Agreement at the higher of current market value or 105% of the purchase price (including closing costs and repairs). In fact, this is part of the mission of Ownify and we encourage Ownis to purchase the homes. The Owni may exercise this option at any time while the Owni occupies the home subject to the lease.

This purchase option is subject to the requirements of Chapter 47G of the North Carolina General Statutes, which requires specific content for the contract, and the right to cancel by the Owni.

31

Series 3

Timeline

●	On May 15, 2023 MPH established Series 3 for the purpose of acquiring the property located at 401 Magdala Place, Apex NC 27502 (the “Campbell”) from a third-party seller.

●	Series 3 acquired the Campbell on June 20, 2023 from a third-party seller for a purchase price of $610,000 plus closing costs of $1,899.30. The property was previously owner-occupied. Title to the property is held through a wholly owned subsidiary of Series 3.

●	Ownify and Series 3 entered into an intercompany loan agreement on June 20, 2023, pursuant to which Ownify loaned Series 3 $499,030.00 for the purpose of purchasing the Campbell and to finance repairs. Ownify did not finance any of the funds it loaned to Series 3.

●	On June 20, 2023, Series 3 issued 1800 Series Interests to the Managing Member at a price per interest of 62.38.

●	On July 7, 2023, Series 3 completed repairs on the Campbell for $11,890.69, replacing the HVAC unit and installing new gutters.

●	On August 1, 2023, the estimated market value of the Campbell was $621,721 based on the average of three Automated Valuation Models from Clear Capital, HouseCanary, and Kukun plus 75% of the capital improvements made.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	401 Magdala Place, Apex, NC 27502
Type of Property	Single Family Home
Property History	The Single-Family Home located at 401 Magdala Place, Apex, NC 27502, was previously owner occupied.
Square Foot	2,299
Acreage	0.11
Number of Units	N/A
Configuration	4 bedrooms and 3 bathrooms
Capital improvements made	Installed new HVAC system, replaced gutters
Total amount spent on capital improvements	$11,890.69
Outstanding debt on property	$499,030.00 due and payable to Ownify
Monthly Lease Payments	$3,804
Sale of Property	In the event the company decides to sell the property, approval from the Series 3 holders will not be sought.

Property History

The Campbell was previously owner occupied. It was built in 2002. The Campbell incurred $11,890.69 of costs related to improvement to the property post closing.

Property Components & Capital Expenditures

The Campbell was inspected by a licensed professional, as well as an HVAC inspector. The inspection report indicated the need for gutter replacement and HVAC system replacement. The company subsequently installed a new HVAC system and replaced the gutters.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

32

Property Manager

The Managing Member appointed the Property Manager to manage the Series 3 Property. The Managing Member has entered into a Property Management Agreement with the Property Manager. Pursuant to the terms of the Property Management Agreement, the Series will pay the Property Manager an annual fee of $4,678 for managing the Campbell.

Property Operations and Hold Period

The Campbell was previously owner occupied and had no prior rental history.

The Managing Member anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $1,004 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $11,890.69 that the company has incurred for renovations, and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Campbell for 5-7 years during which time, we will operate it for the benefit of our investors and Owni.

Lease Agreement

On June 20, 2023 the Owni for the Campbell entered into a lease agreement with MPH. The lease is for a period of sixty months. Under the terms of the lease, the Owni will make monthly lease payments in the following amounts:

Months 1-12	$3,830
Months 13-24	$3,817
Months 25-36	$3,804
Months 37-48	$3,791
Months 49-60	$3,777

Owni Buy Option

Our agreement with the Owni for the Campbell includes the option of the Owni to purchase the property during the term of the Lease Agreement at the higher of current market value or 105% of the purchase price (including closing costs and repairs). In fact, this is part of the mission of Ownify and we encourage Ownis to purchase the homes. The Owni may exercise this option at any time while the Owni occupies the home subject to the lease.

This purchase option is subject to the requirements of Chapter 47G of the North Carolina General Statutes, which requires specific content for the contract, and the right to cancel by the Owni.

The Ownify Platform

Ownify, Inc., the Managing Member, owns and operates a web-based and app-based investment platform. Through the use of that platform, investors can browse and screen the investments offered by each of the series in this Regulation A Offering and sign legal documents to purchase Series Interests electronically.

The platform provides the following information for each Series offered in this Regulation A Offering:

●	name of property,

●	type of property,

●	property history,

●	square footage of property,

●	acreage,

●	number of units (if applicable),

33

●	configuration,

●	capital improvements made or intended to be made,

●	total amount to be spent on capital improvements,

●	total amount spent on furnishings and other expenses to prepare the property for occupancy,

●	debt on the property,

●	property listing information,

●	local market information from sources that the company believes to be reliable third-party providers of local market information,

●	minimum and maximum holding periods and

●	sale information relating to the property, when applicable.

Property Management Agreement with Folsom Street Property Management LLC

Folsom Street Property Management LLC will serve as the Property Manager responsible for managing each Series’ Underlying Asset (the “Property Manager”). The Property Manager shares leadership with Ownify. The terms of the Property Manager serving in that role are described in a property management agreement entered into between Folsom Street Property Management LLC and the company, which will be established for each state in which the company operates   (the “Property Management Agreement”). The Property Management Agreement for our operations in the state of North Carolina is filed as Exhibit 6.3 of this Offering Circular.

The Property Manager serves a distinct role from that of the Managing Member. In particular:

Leases and Tenants: The Property Manager is responsible for maintaining existing leases entered into between Ownify and the Ownis;

Collection of Rents: The Property Manager is responsible for collection of rents from Ownis, and to transfer those funds to Ownify;

Maintenance and Repairs: The Property Manager is responsible for the maintenance of Underlying Assets such that they are safe, clean, and habitable, as well as comply with local legal requirements for occupation.

Other Services: The Property Manager will assist with establishing utilities for the Underlying Assets, verification of taxes on the Underlying Assets, assist with insurance claims, and other services.

Compensation and Expenses

As compensation for the services of the Property Manager, the Property Manager will be entitled to be paid an amount between: (i) 10% of the gross amounts paid by tenants, or (ii) 1% of the initial property value of the Underlying Assets (the “Property Management Fee”).

34

Duration and Termination: The term of the Property Management Agreement is one year beginning on June 30, 2023 and automatically renews, unless terminated in accordance with the terms of the Property Management Agreement.

Plan of Operations

The company intends to focus acquiring customers (“Ownis”) through business development relationships with local realtors in its markets and real estate investors nationally through direct marketing and outreach. Currently, the company has operations in the Triangle area of North Carolina, with plans to expand to Charlotte, North Carolina and other regions of North Carolina before national expansion.

The company chooses properties based on large-scale historical and marketing data and a variety of real-estate experiences from our team’s real-estate experts. Some factors we look to include:

●	Class A single family homes on less than 2 acre lots

●	Valued between $250,000-$750,000.

●	Occupied by aspiring first-time homebuyers qualified by Ownify underwriting

●	Long-term (5 year) lease contracts

●	Strong appreciation and income potential.

Employees

MPH currently has 0 full-time employees and 0 part-time employees.

Ownify, as the Managing Member of the company and the sole owner of the Property Manager of each of the Series Interests, currently has 8 full-time employees. The employees work at the company’s headquarters location as well as remotely.

Intellectual Property

Currently, the company does not own any intellectual property.

Regulation

The company believes it is in compliance with all necessary federal, state, and local regulations involved in the production, sale, and distribution of its product.

Litigation

The company is not a party to any current litigation.

THE COMPANY’S PROPERTY

On November 15, 2022, Mission Property Holdings LLC – Series Emerson purchased an investment property located at 3314 Timberlake Rd., Raleigh, NC 27604 for $466,000 plus closing costs of $2,512.68. The property is a single-family residential property.

On December 8, 2022, Mission Property Holdings LLC – Series 2 purchased an investment property located at 2005 Muddy Creek Ct., Raleigh, NC 27612 for $350,000 plus closing costs of $2,238.32. The property is a single-family residential property.

On June 20, 2023, Mission Property Holdings LLC - Series 3 purchased an investment property located at 401 Magdala Place, Apex, NC 27502 for $610,000 plus closing costs of $1,899.30. The property is a single-family residential property.

As of the date of this Offering Circular, Ownify, Inc., the company’s Managing Member, has not acquired additional properties for the acquisition of company or any future series of the company.

The company and Ownify as its Managing Member may consider leveraging the properties in individual series as and when interest rates make this advantageous to each Series and their Interest holders.

35

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of the financial statements and financial condition of Mission Property Holdings LLC and results of its operations together with: (i) its financial statements and related notes appearing at the end of this Offering Circular and (ii) the pro forma consolidated financial statements appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the company’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

The consolidated financial statements included in this filing as of June 30, 2023 and for the six months ended June 30, 2023 are unaudited, and may not include year-end adjustments necessary to make those consolidated financial statements comparable to audited results, although in the opinion of management all adjustments necessary to make interim consolidated statements of operations not misleading have been included.

Overview

Mission Property Holdings LLC was formed on July 19, 2022 (“Inception”) in the State of Delaware. MPH is an investment vehicle which intends to enable investors to own fractional ownership of a specific real estate property. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

Ownify is the company’s Managing Member. As the company’s Managing Member, it will manage the company’s day-to-day operations. Ownify is also the Managing Member of each Series and wholly owns the Property Manager of each Series, which will manage each property that a Series acquires.

Going Concern

The company’s financial statements have been prepared assuming the company will continue as a going concern. The company is newly formed and has not generated revenue from operations. The company will require additional capital until revenue from operations are sufficient to cover operational costs. These matters raise substantial doubt about the company’s ability to continue as a going concern.

During the next twelve months, the company intends to fund its operations with funding from revenue producing activities, if and when such can be realized. If the company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties. Management has evaluated these conditions and concluded that substantial doubt about the company’s ability to continue as a going concern has been alleviated through April 25, 2024.

Results of Operations

Revenues are generated at the series level. For the period ended June 30, 2023, the Series aggregated together generated $32,081 in revenues. These revenues were generated by rental income across each Series as set out below:

Series	Gross Rental Income as of June 30, 2023
Series Emerson	$17,369
Series 2	$14,712
Series 3	-

Over this same period, each Series incurred expenses from operations of the Series. Expenses from operations of the properties, such as insurance and property tax amounted to:

Series	Expenses Relating to Operating of the Property as of June 30, 2023
Series Emerson	$2,390
Series 2	$2,531
Series 3	$578

For the six month period ended June 30, 2023 each Series incurred fees under the Property Management Fee due to our Managing Member as follows:

Series	Property Management Fees as of June 30, 2023
Series Emerson	$300
Series 2	$300
Series 3	-

Each Series also recorded a non-cash depreciation expense for the six month period ended June 30, 2023 as follows:

Series	Depreciation Expense as of June 30, 2023
Series Emerson	$10,632
Series 2	$7,398
Series 3	$2,048

When including all expenses, such as the Property Management Fee fees and depreciation, against revenues during this period, resulted in net income of the following:

Series	Net Income (Loss) as of June 30, 2023
Series Emerson	$4,055
Series 2	$4,782
Series 3	$(2,627)

The company was formed on July 19, 2022, and has had limited operations and revenues, only generating $2,883 in revenue for the period from inception to December 31, 2022.

Liquidity and Capital Resources

Since inception, the company has relied on contributions from Ownify, its parent company, to fund its operations. As of December 31, 2022, the company had negative working capital of $820,039, consisting of its notes payable and amounts due to its Managing Member, without having any recorded current assets. The company will likely incur additional losses prior to generating positive working capital.

As of June 30, 2023, each Series of the Company has acquired its Underlying Asset, providing for a significant increase in the value of the assets compared to December 31, 2023.

The following table sets out the total value of the fixed assets of each Series, which is comprised of the value of the Underlying Asset as of June 30, 2023, reduced by depreciation, and increased by any capital improvements on the Underlying Asset:

Series	Fixed Assets as of June 30, 2023
Series Emerson	$504,477
Series 2	$346,086
Series 3	$611,613

36

While known expenses payable for each Series, such as home owner association dues and property taxes, are recorded as liabilities, the current liabilities of each Series as of June 30, 2023 are mostly composed of the value of the promissory note due to our Managing Member as follows:

Series	Due on Note to Managing Member as of June 30, 2023
Series Emerson	$506,722
Series 2	$346,525
Series 3	$499,030

As such, total equity in each Series as of June 30, 2023 is as follows:

Series	Total Equity as of June 30, 2023
Series Emerson	$12,501
Series 2	$9,264
Series 3	$120,877	*

*Includes $111,004 recorded as a Brick Purchase by our Managing Member.

Future capital resources of a Series will be derived from operating cash flow and the proceeds of its respective offering under Regulation A. Each Series will utilize net proceeds from the offering to pay down the notes payable to the Managing Member, and if fully subscribed will also make other payments to reimburse the Managing Member for offering expenses and the Sourcing Fee. For information regarding the anticipated use of proceeds from this offering, see “Use of Proceeds.”

Future operating cash flow of each Series will be utilized to make property tax payments, repayments on any outstanding loan balance, payment of the Property Management Fee, and payment of any other outstanding liabilities prior to making distributions of Free Cash Flow to investors.

In the future, to finance the purchase of individual homes, the Managing Member may utilize a warehouse credit facility provided by Setpoint, LLC. It may also continue to advance the funds directly to an individual Series through an intercompany loan. The warehouse credit facility or intercompany loans allow the acquisition of the Underlying Asset prior to any offering of securities in order to eliminate the risk of not being able to acquire the Underlying Asset if the acquisition was conditioned on raising enough funds from investors in an offering. For a description of the terms of the financing for a particular Series, please see the description of that Series under “The Company’s Business – Property Overview.”

Trend Information

The company has a limited operating history and has not generated revenue from intended operations. The company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the company’s control could cause fluctuations in these conditions, including but not limited to: recession, downturn or otherwise; government policies surrounding tenant rights; local ordinances where properties reside as a result of the coronavirus pandemic; travel restrictions; changes in the real estate market; and interest-rate fluctuations. Adverse developments in these general business and economic conditions could have a material adverse effect on the company’s financial condition and the results of its operations.

On January 20, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economic and financial markets of many countries, including the geographical area in which the company operates. Measures taken by various governments to contain the virus have affected economic activity. Due to our recent formation, the impact on our business and results has not been significant. We will continue to follow the various government policies and advice, and, in parallel, we will do our utmost to continue our operations in the best and safest way possible without jeopardizing the health or our stakeholders.

Long-term decreased demand in rental housing industry would adversely affect our business model. Demand for rental housing is tied to the broader economy and factors outside the company’s control. Should factors such as COVID-19 pandemic result in continued loss of general economic activity, we would experience a slower growth rate in demand for our products and services.

Significant Accounting Policies

Each Owni maintains a purchase option on the Underlying Asset at any time during the term of the agreement with the company. The Owni purchase option is entered between each Series holding title to the property and the Owni. The option allows Owni to purchase the property from the Series at the greater of market value of the home or 105% of the purchase price, including improvements.

When an option to purchase the underlying asset is exercised, a lease contract is terminated. Thus, a contract would be considered a sale with the result recognized in net income consistent with FASB ASC 842-30-40-2(c) requirements: "Account for the underlying asset that was the subject of the lease in accordance with other Topics."

Upon exercise of the purchase option, receipt of the consideration for property, and close of the property sale transaction, the Series will be dissolved. As a result, the proceeds, net of any fees, costs, and liabilities, are distributed to the members pro rata to their Interests. Hence, the Owni purchase option exercise would result in the redemption of the Series 2, Series Emerson, and Series 3 Interests by the Company.

Redemption of individual Series will result in the deconsolidation of a subsidiary consistent with FASB ASC 810-10-40-4: "A parent shall deconsolidate a subsidiary or derecognize a group of assets specified in paragraph FASB ASC 810-10-40-3A as of the date the parent ceases to have a controlling financial interest in that subsidiary or group of assets". Gains and losses resulting from deconsolidation will be recognized in net income attributable to the parent as described in FASB ASC 810-10-40-5.

37

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In accordance with the Operating Agreement and the Series Designations for Series 2 and Series Emerson, Ownify Inc. is the initial member of Series 2 and Series Emerson. Ownify is also the Managing Member of MPH. Finally, Ownify is the Managing Member and wholly owns the Property Manager of Series 2 and Series Emerson.

OWNIFY, INC.
CEO and Founder Frank Rohde		COO Ben Herold
Mission Property Holdings LLC Managing Member: Ownify, Inc.
Mission Property Holdings LLC – Series 2	Issuer	Managing Member	Property Manager
	Mission Property Holdings LLC – Series 2	Ownify, Inc.	Folsom Street Property Management LLC
Mission Property Holdings LLC – Series Emerson	Issuer	Managing Member	Property Manager
	Mission Property Holdings LLC – Series Emerson	Ownify, Inc.	Folsom Street Property Management LLC
Mission Property Holdings LLC – Series 3	Issuer	Managing Member	Property Manager
	Mission Property Holdings LLC – Series 3	Ownify, Inc.	Folsom Street Property Management LLC

MPH is managed by its Managing Member, Ownify. Ownify is operated by the following executives and directors. All executives work for the company on a full-time basis.

Name (Board of Directors & Executive Officers)	Position	Age	Term of Office (If indefinite, give date appointed)	Full Time/Part Time
Frank Rohde	CEO	50	June 4, 2022 - Present	Full Time
Ben Herold	COO	40	February 15, 2022 - Present	Full Time
Eric Carlborg	Director	59	February 10, 2022 – Present

Frank Rohde, CEO and Director

Frank Rohde, Chief Executive Officer and a Director, has served as CEO of Ownify, Inc. since June 2022. From July 2009 to May 2022, Mr. Rohde was President and CEO of Nomis Solutions, Inc., a mortgage and loan pricing software company. Under Mr. Rohde’s leadership, Nomis Solutions grew from a venture-funded startup to the leading provider of loan pricing software and analytics to banks and lenders globally. From May 2021 to May 2005, Mr. Rohde was Vice President for Enterprise Decision Management at FICO. From May 1999 to Mary 2001, Mr. Rohde was Vice President of Product Management for eCoverage, a venture-funded online insurance company. Mr. Rohde started his career as a consultant at Mercer / Oliver Wyman in September 1996. He graduated from the Wharton School of the University of Pennsylvania in 1996 with a B.S. in Economics.

Ben Herold, COO

Ben Herold, Chief Operating Officer, has served as COO of Ownify, Inc. since February 2022. From March 2022 to December 2021, Mr. Herold was COO of Divvy Homes, a rent-to-own proptech company. Before joining Divvy Homes, Mr. Herold worked at SoFi, an online personal finance company, where he was the Business Lead for the mortgage business from June 2017 to February 2020. From August 2011 to June 2017, Mr. Herold was a portfolio manager at PIMCO, an investment management firm. Before joining PIMCO, from June 2006 to August 2011, Mr. Herold worked in various capacities in the treasury and structured product groups of State Street Bank. He graduated from Dartmouth College in 2006 with a B.A. in German Studies.

Eric Carlborg, Director

Mr. Carlborg is a Founding Partner of Lobby Capital, a premier venture capital firm, which he began in February 2021. Mr. Carlborg’s investing experience includes more than 25 years of backing leading consumer marketplace and eCommerce providers (e.g., Blue Nile, Zulily, Ebates, STANCE), financial service and insurance technology companies (e.g., Avant, Amount, Kin Insurance), SaaS platform businesses (e.g., HouseCallPro, FourKites), and advertising infrastructure providers (e.g., PubMatic, Integral Ad Science). Prior to founding Lobby Capital, Mr. Carlborg was a partner at August Capital from 2010 to 2021, and Continental Investors from 2006 to 2010. Mr. Carlborg’s experience includes serving as Co-Head of Technology Investment Banking at Merrill Lynch & Co from 2001 to 2004, and as Chief Financial Officer for several public and private companies from 1995 to 2001. Mr. Calrborg received a BA in Economics from the University of Illinois and an MBA from the University of Chicago.

38

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Since Inception, the company did not compensate any director or executive officer for their services to MPH. We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our company.

Our Managing Member and Property Manager will be compensated as follows:

Property Management Fee

For services performed, the Series will pay an annual Property Management Fee to the Property Manager in respect of each fiscal year, in an amount between: (i) 1.0% of each Underlying Asset price including closing costs and repairs, pursuant to the Property Management Agreement; and (ii) 10% of the gross receipts from tenants.

Sourcing Fee

Pursuant to the Operating Agreement, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, the Managing Member will receive 5%-8% of the Underlying Asset value including closing costs and repairs as a Sourcing Fee.

Intercompany Loans

In addition to the above compensation to the Managing Member and Property Manager, under the terms of the intercompany loans, the Series will not be required to pay interest to Ownify.

39

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, the voting securities beneficially owned by the sole holder, Ownify, that beneficially owns more than 10% of any class of the company’s capital stock on a post Conversion basis. No individual director or officer directly owns any interests in the company, and their indirect interests are identified in footnote 3 to each table.

Series 2

As of October 1, 2023, Series 2 had 2,000 Series 2 Interests issued and outstanding and 10,000 Series 2 Interests have been authorized.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class (1)	Percent of voting power (2)
Membership Interest	Ownify Inc., 548 Market St., #25841, San Francisco, CA 94104 (3)	1,800 Series 2 Interests	n/a	90%	100%

(1)	The column “Percent of Class” includes a calculation of the amount the person owns now, plus the amount that person is entitled to acquire. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other people exercised their rights to acquire those securities. The result is a calculation of the maximum amount that person could ever own based on their current and acquirable ownership, which is why the amounts in this column will not add up to 100%.
(2)	Each Owni grants to Ownify a proxy to vote their interests in each Series such that Ownify maintains 100% voting control until after the close of the offering.
(3)	Ownify, Inc. is owned by Frank Rohde (38.26%), Chris Smith (17.22%), and Lobby Capital, LP (44.12%). Lobby Capital, LP is controlled by Eric Carlborg.

Series Emerson

As of October 1, 2023, Series Emerson had 2,000 Series Emerson Interests issued and outstanding and 10,000 Series Emerson Interests have been authorized.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class (1)	Percent of voting power (2)
Membership Interest	Ownify Inc., 548 Market St., #25841, San Francisco, CA 94104 (3)	1,800 Series Emerson Interests	n/a	90%	100%

(1)	The column “Percent of Class” includes a calculation of the amount the person owns now, plus the amount that person is entitled to acquire. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other people exercised their rights to acquire those securities. The result is a calculation of the maximum amount that person could ever own based on their current and acquirable ownership, which is why the amounts in this column will not add up to 100%.
(2)	Each Owni grants to Ownify a proxy to vote their interests in each Series such that Ownify maintains 100% voting control until after the close of the offering.
(3)	Ownify, Inc. is owned by Frank Rohde (38.26%), Chris Smith (17.22%), and Lobby Capital, LP (44.12%). Lobby Capital, LP is controlled by Eric Carlborg.

Series 3

As of October 1, Series 3 had 2,000 Series 3 Interests issued and outstanding and 10,000 Series 3 Interests have been authorized.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class (1)	Percent of voting power (2)
Membership Interest	Ownify Inc., 548 Market St., #25841, San Francisco, CA 94104 (3)	1,800 Series 3 Interests	n/a	90%	100%

(1)	The column “Percent of Class” includes a calculation of the amount the person owns now, plus the amount that person is entitled to acquire. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other people exercised their rights to acquire those securities. The result is a calculation of the maximum amount that person could ever own based on their current and acquirable ownership, which is why the amounts in this column will not add up to 100%.
(2)	Each Owni grants to Ownify a proxy to vote their interests in each Series such that Ownify maintains 100% voting control until after the close of the offering.
(3)	Ownify, Inc. is owned by Frank Rohde (38.26%), Chris Smith (17.22%), and Lobby Capital, LP (44.12%). Lobby Capital, LP is controlled by Eric Carlborg.

40

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The company is subject to various conflicts of interest arising out of its relationship with Ownify, the company’s Managing Member, Property Manager and its affiliates. These conflicts are discussed below.

Summary of Related Party Transactions

PAYMENT	DESCRIPTION	AMOUNT	PAYOR	PAYEE
Sourcing Fee	Sourcing fee of 5%-8% of the property value including closing costs and repairs.	$28,210 (Series 2) $25,836 (Series Emerson) $24,952 (Series 3)	Series 2 Series Emerson	Ownify
Property Management Fee	Annually, in an amount equal to the greater of: (i) 10% of the gross amounts paid by tenants, and (ii) 1% of the initial property value of the Underlying Assets	Annual Minimum: $3,526 (Series 2) $5,167 (Series Emerson) $4,678 (Series 3)	Mission Property Holdings LLC	Folsom Street Property Management LLC
Loan Repayment	Repayment of intercompany loan used to acquire the Underlying Asset	$283,057 (Series 2) $413,967 (Series Emerson) $499,030 (Series 3)	Mission Property Holdings LLC	Ownify

The Property Manager and the Managing Member are under common control.

The Property Manager and the Managing Member are under common control. The Managing Member has appointed the Property Manager. On balance, Ownify Inc. controls all of the decisions related to each Series:

●	Care of the Underlying Asset.

●	Custody of the Underlying Asset.

●	Maintenance of the Underlying Asset.

●	Management of the Underlying Asset.

●	Ability to take any action that it deems necessary or desirable.

●	The authority to sell the Underlying Asset.

●	Whether to encumber the Underlying Asset.

●	Whether to convey the Underlying Asset.

●	Whether the Sourcing Fee will be paid to the Property Manager, i.e., itself.

●	Determination of the Property Management Fee.

None of the responsibilities and determinations listed above will be made at arm’s length and all of these decisions may unjustly financially reward Ownify to the detriment of each Series and the investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company. See “Risk Factors — Ownify Inc. is both the Property Manager and the Managing Member.

Property Management Agreement

Folsom Street Property Management LLC will serve as the Property Manager responsible for managing each Series’ Underlying Asset (the “Property Manager”). The Property Manager shares leadership with Ownify. The terms of the Property Manager serving in that role are described in a property management agreement entered into between Folsom Street Property Management LLC and the company, which will be established for each state in which the company operates   (the “Property Management Agreement”). The Property Management Agreement for our operations in the state of North Carolina is filed as Exhibit 6.4 of this Offering Circular.

The Property Manager serves a distinct role from that of the Managing Member. In particular:

Leases and Tenants: The Property Manager is responsible for maintaining existing leases entered into between Ownify and the Ownis;

Collection of Rents: The Property Manager is responsible for collection of rents from Ownis, and to transfer those funds to Ownify;

Maintenance and Repairs: The Property Manager is responsible for the maintenance of Underlying Assets such that they are safe, clean, and habitable, as well as comply with local legal requirements for occupation.

Other Services: The Property Manager will assist with establishing utilities for the Underlying Assets, verification of taxes on the Underlying Assets, assist with insurance claims, and other services.

Compensation and Expenses

As compensation for the services of the Property Manager, the Property Manager will be entitled to an annual payment in an amount equal to the greater of: (i) 10% of the gross amounts paid by tenants, or (ii) minimum of 1% of the initial property value of the Underlying Assets (the “Property Management Fee”).

41

Duration and Termination: The term of the Property Management Agreement is one year beginning on June 30, 2023 and automatically renews, unless terminated in accordance with the terms of the Property Management Agreement.

Sourcing Fee

Under the terms of the Amended Operating Agreement of Mission Property Holdings LLC, the Managing Member may establish a Sourcing Fee to be paid to the Managing Member. The amount of the Sourcing Fee may range between 5% and 8% of the property value, including closing costs and repairs. The following sets out the Sourcing Fee for each series:

●	Series 2: $28,210
●	Series Emerson: $25,836
●	Series 3: $24,952

Intercompany Loan Agreements between Ownify Inc. and Series 2

On December 8, 2022, Series 2 (the “Borrower”) and Ownify (the “Lender”) entered into and intercompany loan agreement (the “First Series 2 Loan Agreement”). The First Series 2 Loan Agreement has the following terms:

●	The Lender loaned $346.138.32 to the Borrower (the “Loan”).

●	Borrower promised to repay $346.138.32 to the Lender, with no interest payable on the unpaid principal.

●	The Borrower may prepay the Loan at any time without penalty.

●	The loan matures in full 18 months following the commencement of this offering.

●	Default: In the event the Borrower defaults in the performance of any obligation under the Series 2 Loan Agreement, the Lender’s sole remedy will be to convert the then-outstanding principal balance of the Loan into Series 2 Interests under the same terms as this offering.

On May 1, 2023, Borrower and Lender entered into a subsequent intercompany loan agreement in the amount of $387.00 for repairs undertaken on the property (the “Second Series 2 Loan Agreement”). The terms of the Second Series 2 Loan Agreement, other than the amount of the loan, are identical.

Intercompany Loan Agreement between Ownify Inc. and Series Emerson

On November 15, 2022, Series Emerson (the “Borrower”) and Ownify (the “Lender”) entered into an intercompany loan agreement (the “First Emerson Loan Agreement”). The First Emerson Loan Agreement has the following terms:

●	The Lender loaned $458.762.68 to the Borrower (the “Loan”).

●	Borrower promised to repay $458.762.68 to the Lender, with no interest payable on the unpaid principal.

●	The Borrower may prepay the Loan at any time without penalty.

●	The loan matures in full 18 months following the commencement of this offering.

●	Default: In the event the Borrower defaults in the performance of any obligation under the Emerson Loan Agreement, the Lender’s sole remedy will be to convert the then-outstanding principal balance of the Loan into Series Emerson Interests under the same terms as this offering.

On May 1, 2023, Borrower and Lender entered into a subsequent intercompany loan agreement in the amount of $48,210.05 for repairs undertaken on the property (the “Second Series Emerson Loan Agreement”). The terms of the Second Series Emerson Loan Agreement, other than the amount of the loan, are identical.

Intercompany Loan Agreement between Ownify Inc. and Series 3

On June 20, 2023, Series 3 (the “Borrower”) and Ownify (the “Lender”) entered into an intercompany loan agreement (the “Series 3 Loan Agreement”). The Series 3 Loan Agreement has the following terms:

●	The Lender loaned $499,030.00 to the Borrower (the “Loan”).

●	Borrower promised to repay $499.030.00 to the Lender, with no interest payable on the unpaid principal.

●	The Borrower may prepay the Loan at any time without penalty.

●	The loan matures in full 18 months following the commencement of this offering.

●	Default: In the event the Borrower defaults in the performance of any obligation under the Series 3 Loan Agreement, the Lender’s sole remedy will be to convert the then-outstanding principal balance of the Loan into Series 3 Interests under the same terms as this offering.

Affiliates’ Interests in Other Ownify Entities

General

The officers and directors of Ownify are also key professionals of MPH. These persons have legal obligations with respect to those entities that are similar to their obligations to the company. In addition, in the future, these persons and other affiliates of Ownify may organize other real estate-related entities.

Allocation of the Company’s Affiliates’ Time

The company relies on Ownify’s real estate professionals who act on behalf of its company, including Mr. Rohde and Mr. Herold, for the day-to-day operation of the business. Mr. Rohde is the Chief Executive Officer of Ownify, and Mr. Herold is the Chief Operating Officer of Ownify. In addition, Mr. Herold will primarily be performing property management operations under Folsom Street Property Management LLC. As a result of their interests in multiple affiliated entities, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, Mr. Rohde and Mr. Herold will face conflicts of interest in allocating their time among the company, Ownify, other related entities and other business activities in which they are involved. However, the company believes that Ownify and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Ownify entities for which they work.

42

SECURITIES BEING OFFERED

The following descriptions of the company’s Operating Agreement, Series Designations, and certain provisions of Delaware law are summaries and are qualified by reference to Delaware law,

General

The Offering

The company is offering the following Series Interests:

The company is offering membership interests of Series 2, a registered series of a Delaware series limited liability company at a purchase price of $39.67 per Series Interest. The company has authorized the issuance of up to 10,000 Series 2 Interests. 1,800 Series 2 Interests were issued to the Managing Member prior to this Offering and 200 Series 2 Interests were issued to the Owni occupying the property owned by Series 2.

The company is offering membership interests of Series Emerson, a registered series of a Delaware series limited liability company at a purchase price of $56.58 per Series Interest. The company has authorized the issuance of up to 10,000 Series Emerson Interests. 1,800 Series Emerson Interests were issued to the Managing Member prior to this Offering and 200 Series Emerson Interests were issued to the Owni occupying the property owned by Series Emerson.

The company is offering membership interests of Series 3, a registered series of a Delaware series limited liability company at a purchase price of $69.19 per Series Interest. The company has authorized the issuance of up to 10,000 Series 3 Interests. 1,800 Series 3 Interests were issued to the Managing Member prior to this Offering and 200 Series 3 Interests were issued to the Owni occupying the property owned by Series 3.

Title to each Underlying Asset

Title to each Underlying Asset will be held by each Series.

Managing Member, Ownify

Ownify is the Managing member of each Series.

Folsom Street Property Management LLC is the Property Manager of each Series.

The Managing Member, Ownify, may amend any of the terms of the Operating Agreement of MPH or any Series Designation as it determines in its sole discretion. However, no amendment to the Operating Agreement of MPH shall be made without the consent of the holders holding a majority of the outstanding interests, that: (i) decreases the percentage of outstanding interests required to take any action hereunder; (ii) materially adversely affects the rights of any of the economic members (including adversely affecting the holders of any particular Series Interests as compared to holders of other Series Interests); (iii) modifies Section 11.1(a) of the Operating Agreement or gives any person the right to dissolve the company; or (iv) modifies the term of the company.

Distribution Rights

Distributions will be paid out of Free Cash Flow. Free Cash Flow means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Underlying Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Underlying Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Underlying Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with the Operating Agreement.

To the extent there is “Free Cash Flow” for any Series and as described in the Series Designation for such Series, our Managing Member intends to declare and pay distributions as follows:

●	100% by way of distribution to the members of such Series (pro rata to their Series Interests and which, for the avoidance of doubt, may include the Managing Member or its affiliates).

43

For more information on fees applicable to a specific series, see the “Compensation of our Directors and Executive Officers” section of this Offering Circular. Our Managing Member has sole discretion in determining what distributions of Free Cash Flow if any, are made to holders of each Series of shares except as otherwise limited by law or the Operating Agreement.

Restrictions on Transfer

There is currently no public trading market for any Series Interests, and an active market may not develop or be sustained. In the event a transfer of any Series Interest, each investor must comply with the requirements of Section 3.1 of the company’s Operating Agreement, which requires that any person acquiring Series Interest by transfer must (i) agree to be bound by the terms of the Operating Agreement, and (ii) obtain the prior written consent of the Managing Member consenting to the transfer.

Voting Rights

Investors have limited voting rights, and substantial powers are delegated to our Managing Member under Section 5.1 of the company’s Operating Agreement for which a vote of the Series Interest holders is not required.

When submitting a matter of vote, a holder of a Series Interest, is entitled to one vote per Series Interest on any and all matters submitted to the consent or approval of members generally. No separate vote or consent of the holders of Series Interests shall be required for the approval of any matter, except for matters which only pertain to the Series Designation of a specific series, for which only the holders of that Series Interest will vote.

Proxy by the Owni

Under each Series Designation, the Owni has granted a proxy to Ownify covering each of the Series Interests owned by the Owni prior to the completion of the offering under Regulation A for the respective Series.

Confidential Information

The purpose of Article XIV of the Operating Agreement is to protect confidential information of the company that would be available to Series Interest holders but not subject to disclosure under federal securities laws. Such information would include personal information of other investors held by the company, personal information included on leases, and other information in the books and records of the company that is not ready for public dissemination for which an interest holder requests and receives access to. Note, this confidentiality obligation does not extend to matters which are public knowledge, has been publicly filed with the Commission, or as required by law for that interest holder.

Reports to Members

The Managing Member shall keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our Managing Member in accordance with the Internal Revenue Code. Our Managing Member will file with the Commission periodic reports as required by applicable securities laws.

Pursuant to Regulation A, the company must update this Offering Circular upon the occurrence of certain material events. The company will file with the Commission post-qualification amendments to this offering statement, or offering circular supplements as appropriate. The company is also subject to the ongoing reporting requirements applicable to companies that have sold securities pursuant to Tier 2 of Regulation A. Accordingly, the company will file annual reports, semiannual reports and other information with the Commission. In addition, the company plans to provide Series Interest holders with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

44

The company will provide such documents and periodic updates electronically by email or made available through the company’s platform.

Distribution Upon Liquidation of a Series

Subject to the terms of a Series Interest any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed 100% to the members (pro rata to their Interests and which, for the avoidance of doubt, may include the and its affiliates).

Other Rights

Holders of Series Interests shall have no conversion, exchange, sinking fund, appraisal rights, no preemptive rights to subscribe for any securities of the company and no preferential rights to distributions of Series Interests.

Forum Selection Provision

The company’s Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby not arising under federal securities laws be brought in state or federal court of competent jurisdiction located within the State of Delaware. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

45

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Independent Tax Advice

The following is a summary of certain U.S. federal income tax considerations for U.S. investors. You should consult your own professional advisers to obtain advice on the tax consequences that apply to you.

A detailed analysis of the federal, state and local tax consequences of an investment in our series interests is beyond the scope of this discussion. Prospective Investors are advised to consult their own tax counsel regarding these consequences and the preparation of any federal, state or local tax returns that a series interest holder may be required to file.

Taxpayer Identification Number (“TIN”)

To ensure proper crediting of the withholding tax when reporting to the IRS, the Company must obtain a U.S. TIN from each of its investors.

Investors may provide the Company with either (i) a social security number (SSN), (ii) an individual taxpayer identification number (ITIN), or (iii) a U.S. employer identification number (EIN).

Certain investors who don’t have and aren’t eligible to get a social security number can apply for an individual taxpayer identification number on IRS Form W-7. The application is also available in Spanish.

Taxation of Each Series as a Separate Business Entity

The company intends to treat each Series as a separate business entity for U.S. federal income tax purposes and the company as a non-entity for U.S. federal income tax purposes. The IRS has issued proposed Treasury Regulations that provide that each individual series of a domestic series LLC organization will generally be treated as a separate entity formed under local law, with each such individual series’ classification for U.S. federal income tax purposes determined under general tax principles and the entity classification rules.

Taxation of Series Interest Holders on Our Profits and Losses

We intend for each Series to be taxed as a partnership for U.S. federal income tax purposes. As such, the Series will not be subject to U.S. federal income tax. Instead, each interest holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. The company will file a U.S. federal partnership information return reporting its operations for each year and provide a U.S. Internal Revenue Service Schedule K-1 to each series interest holder. However, interest holders may not receive such Schedule K-1 prior to when their tax return reporting obligations become due and may need to file for extensions or file based on estimates.

The Schedule K-1 will reflect information about the Series being taxed as a partnership, the respective ownership position in the Series of investors, and the investor’s share of current year income or losses.

Acquisition of Series Interests

The value of initial acquisition of Series Interests will become the tax basis for the determination of gains or losses.

Distributions during holding of Series Interests

Distributions from the company that are designated as capital gain dividends will be taxed to U.S. investors as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. investor has held our Series Interests. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. investors will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. investors will increase their adjusted tax basis in the Series Interests by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. Investors may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. investors who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. investors who are individuals, to the extent of previously claimed depreciation deductions. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

46

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. investor to the extent that they do not exceed the adjusted tax basis of the U.S. investor’s Series Interests in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these Series Interests. To the extent that such distributions exceed the adjusted tax basis of a U.S. investor’s Series Interests, they will be treated as gain from the disposition of the Series Interests and thus will be included in income as long-term capital gain, or short-term capital gain if the Series Interests have been held for one year or less.

Disposition of the Series Interests

In general, capital gains recognized by a U.S. investor that is not a dealer in securities upon the sale or disposition of our Series Interests will be subject to tax at long-term capital gains rates, if such Series Interests were held for more than one year, and will be taxed at ordinary income rates if such Series Interests were held for one year or less. Gains recognized by U.S. investors that are corporations are subject to U.S. federal corporate income tax, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. investor upon the disposition of our Series Interests held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the Series Interests have not been held for more than one year) and are generally available only to offset capital gain income of the U.S. investor but not ordinary income. In addition, any loss upon a sale or exchange of our Series Interests by a U.S. investor who has held the Series Interests for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. investor as long-term capital gain.

Distributions upon liquidation of the Series

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. investor with respect to our Series Interests will be treated first as a recovery of the investor’s basis in the Series Interests and thereafter as gain from the disposition of our Series Interests.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR SERIES INTERESTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR SERIES INTERESTS TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR SERIES INTERESTS.

47

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

The company will be required to make annual and semi-annual filings with the SEC. The company will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. The company will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. The company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors, or certain types of capital-raising. The company will be required to keep making these reports unless it files a Form 1-Z to exit the reporting system, which it will only be able to do if it has less than 300 unitholders of record and have filed at least one Form 1-K.

At least every 12 months, the company will file a post-qualification amendment to the offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

The company may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

Relaxed Ongoing Reporting Requirements

If the company becomes a public reporting company in the future, it will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which the company refers to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as the company remains an “emerging growth company,” the company may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in the company’s periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and interest holder approval of any golden parachute payments not previously approved.

If the company becomes a public reporting company in the future, the company expects to take advantage of these reporting exemptions until it is no longer an emerging growth company. The company would remain an “emerging growth company” for up to five years, although if the market value of its Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, the company would cease to be an “emerging growth company” as of the following December 31.

If the company does not become a public reporting company under the Exchange Act for any reason, the company will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, the company will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and its unitholders could receive less information than they might expect to receive from more mature public companies.

48

Mission Property Holdings LLC

(a Delaware Series Limited Liability Company)

Audited Consolidated Financial Statements

Period of July 22, 2022 (inception) through

December 31, 2022

Audited by:

TaxDrop LLC

A New Jersey CPA Company

FS-1

Financial Statements

Mission Property Holdings LLC

FS-2

Independent Auditor’s Report

April 25, 2023

To: Management of Mission Property Holdings LLC

Attn: Frank Rohde, CEO

Re: 2022 Financial Statement Audit – Mission Property Holdings LLC

Report on the Audit of the Financial Statements

Opinion

We have audited the consolidated financial statements of Mission Property Holdings LLC and subsidiaries, which comprise the consolidated balance sheets (see Note 1) as of December 31, 2022 and the related statements of income, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements. In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Mission Property Holdings LLC as of December 31, 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Mission Property Holdings LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Mission Property Holdings LLC’s ability to continue as a going concern.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

FS-3

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Mission Property Holdings LLC’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Mission Property Holdings LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Sincerely,

TaxDrop LLC

TaxDrop LLC

Robbinsville, New Jersey

April 25, 2023

FS-4

MISSION PROPERTY HOLDING, LLC
CONSOLIDATED BALANCE SHEETS

As of December 31, 2022 (Audited)

2022
ASSETS

Current Assets
Cash and cash equivalents	$-
Accounts Receivable	-
Prepaids
Total Current Assets	-

Other Assets
Investment in single family residential properties	809,751
Total Other Assets	809,751

Total Assets	809,751

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Notes Payable	806,918
Due to Ownify Inc.	13,121
Total Current Liabilities	820,039

Total Liabilities	820,039
Members’ Equity
Members’ Capital	17,821
Retained Earnings	(28,109)
Total Members’ Equity	(10,288)

Total Liabilities and Members’ Equity	$809,751

The accompanying footnotes are an integral part of these financial statements.

FS-5

MISSION PROPERTY HOLDING, LLC
CONSOLIDATED INCOME STATEMENTS

For the Year Ended December 31, 2022 (Audited)

2022

Revenues	$2,883

Operating Expenses
Property Acquisition	7,000
Property Maintenance	22,742
Promotional discount	1,250
Total Operating Expenses	30,992

Other Income
Other income/expense	-
Total Other income (expense)	-

Net Income (Loss)	$(28,109)

The accompanying footnotes are an integral part of these financial statements.

FS-6

MISSION PROPERTY HOLDING, LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

For the Year Ended December 31, 2022 (Audited)

	Member Contributions	Member Draws	Retained Earnings/ (Accumulated Deficit)	Total Members’ Equity
Balance as of July 22, 2022 (inception)	-	-	-	-
Member Contributions	17,821	-	-	17,821
Net loss	-	-	(28,109)	(28,109)
Balance as of December 31, 2022	17,821	-	(28,109)	(10,288)

The accompanying footnotes are an integral part of these financial statements.

FS-7

MISSION PROPERTY HOLDING, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2022 (Audited)

2022
Cash Flows from Operating Activities
Net Income (Loss)	$(28,109)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	-
Changes in operating assets and liabilities:
Due to Ownify Inc.	13,121
Prepaids	-
Net cash provided by (used in) operating activities	(14,988)

Cash Flows from Investing Activities
Single family residential properties	809,751
Net cash used in investing activities	809,751

Cash Flows from Financing Activities
Issuance of Notes payable	806,918
Member Contributions	17,821
Net cash used in financing activities	824,739
Net change in cash and cash equivalents	-

Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at end of period	$-

Supplemental information
Interest paid	-
Income taxes paid	-
Noncash transactions

The accompanying footnotes are an integral part of these financial statements.

FS-8

MISSION PROPERTY HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2022

(AUDITED)

NOTE 1 – NATURE OF OPERATIONS AND CONSOLIDATION

Included in these consolidated financial statements are operations of Mission Property Holdings LLC and its wholly owned subsidiaries (collectively, which may be referred to as the “Company”, “we,” “us,” or “our”):

●	Mission Property Holdings Series Emerson
●	Mission Property Holdings Series 2

The Company was registered on July 22, 2022 in Delaware to operate as a Series Holdings LLC for future properties. The Company was a wholly owned subsidiary of Ownify, Inc. upon formation and a majority owned Series LLC in 2022. Under Mission Property Holdings LLC, the two series LLCs, Mission Property Holdings Series Emerson and Mission Property Holdings Series 2 were both formed in 2022. The Company’s headquarters are in San Francisco, California.

The Company offers a mortgage alternative for first time homebuyers. By investing in real estate properties alongside the homeowner, the Company allows first-time buyers to gradually own equity in their homes by applying rental payments towards fractional ownership and rent.

Since inception, the Company has relied on contributions from its parent company to fund its operations. As of December 31, 2022, the Company had negative working capital and will likely incur additional losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 7). During the next twelve months, the Company intends to fund its operations with funding from from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties. Management has evaluated these conditions and concluded that substantial doubt about the Company’s ability to continue as a going concern has been alleviated through April 25, 2024, and no adjustments have been made to the financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Significant estimates used in the preparation of the accompanying financial statements include recording of depreciation and amortization and the collectible valuation of accounts receivable.

Risks and Uncertainties

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company’s financial condition and the results of its operations.

FS-9

MISSION PROPERTY HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2022

(AUDITED)

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account.

Fixed Assets

Property and equipment is recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in the income statement.

Depreciation is provided using the straight-line method, based on useful lives of the assets which is three to five years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment for December 31, 2022.

Fair Value Measurements

US GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
●	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.
●	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

There were no assets or liabilities requiring fair value measurement as of December 31, 2022.

FS-10

MISSION PROPERTY HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2022

(AUDITED)

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

There is no income tax provision for the Company for the period from Inception through December 31, 2022 as the Company had no taxable income.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2022, the unrecognized tax benefits accrual was zero.

Revenue Recognition

The Company adopted FASB ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenue is recognized when performance obligations under the terms of the contracts with our customers are satisfied. The Company generates revenues by through monthly payments from customers which are considered occupancy payments. The Company’s payments are generally collected upfront on the first of each month during the term of the agreements. The Company has no deferred as of December 31, 2022.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Stock Based Compensation

Deferred cash compensation expense reflects the fair value of equity-based awards that have vested at the end of the reporting period and is remeasured at the end of every reporting period.

Recent Accounting Pronouncements

In February 2019, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as “lessees”, to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2021. The impact of this standard has an immaterial impact on the Company.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

NOTE 3 – NOTES PAYABLE / INVESTMENT IN RESIDENTIAL PROPERTIES

In 2022, the Company acquired two properties for a total of $809,751. The properties were subsequently leased to customers for a monthly occupancy fee. To fund the purchases, the Company entered into two promissory note agreements totaling $809,751 which bears no interest with its parent entity, Ownify, Inc. The notes mature eighteen months following an offering start date, which is the date on which the series LLC’s begin the offering of membership interest, for repayment to the parent entity.

FS-11

MISSION PROPERTY HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2022

(AUDITED)

NOTE 4 – INCOME TAXES

The Company intends to file its income tax return for the period ended December 31, 2022, which will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three years from the date it is filed.

NOTE 5 – MEMBERS’ CAPITAL

As of December 31, 2022, the Company had $17,821 in member contributions in 2022.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of December 31, 2022.

COVID-19

In January 2020, the World Health Organization has declared the outbreak of a novel coronavirus (COVID-19) as a “Public Health Emergency of International Concern,” which continues to spread throughout the world and has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The coronavirus outbreak and government responses are creating disruption in global supply chains and adversely impacting many industries. The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the outbreak presents uncertainty and risk with respect to the Company, its performance, and its financial results.

NOTE 7 – GOING CONCERN

These financial statements are prepared on a going concern basis. The Company began operation in 2022 and incurred a loss since inception. The Company’s ability to continue is dependent upon management’s plan to raise additional funds and achieve profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 8 – SUBSEQUENT EVENTS

Management’s Evaluation

Management has evaluated subsequent events through April 25, 2023, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

FS-12

Mission Property Holdings LLC - Series 2

(a Delaware Series Limited Liability Company)

Audited Financial Statements

Period of December 7, 2022 (inception) through December 31, 2022

Audited by:

TaxDrop LLC

A New Jersey CPA Company

FS-13

Financial Statements

Mission Property Holdings LLC - Series 2

FS-14

Independent Auditor’s Report

August 14, 2023

To: Management of Mission Property Holdings LLC - Series 2

Attn: Frank Rohde, CEO

Re: 2022 Financial Statement Audit

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Mission Property Holding LLC - Series 2, which comprise the balance sheet as of December 31, 2022 and the related statements of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements. In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Mission Property Holding LLC - Series 2, as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Mission Property Holding LLC - Series 2, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Mission Property Holding LLC - Series 2’s ability to continue as a going concern.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Mission Property Holdings LLC - Series 2’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Mission Property Holding LLC - Series 2’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Sincerely,

TaxDrop LLC

TaxDrop LLC

Robbinsville, New Jersey

August 14, 2023

FS-15

MISSION PROPERTY HOLDINGS, LLC - SERIES 2

BALANCE SHEET

As of December 31, 2022

(Audited)

2022
ASSETS
Current Assets
Cash and cash equivalents	$-
Accounts Receivable	-
Prepaids	-
Total Current Assets	-
Other Assets
Investment in single-family residential properties	352,238
Total Other Assets	352,238
Total Assets	352,238
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Notes Payable	352,238
Due to Ownify Inc.	3,229
Total Current Liabilities	355,467
Total Liabilities	355,467
Members’ Equity
Members’ Capital	7,100
Retained Earnings	(10,329)
Total Members’ Equity	(3,229)
Total Liabilities and Members’ Equity	$352,238

The accompanying footnotes are an integral part of these financial statements.

FS-16

MISSION PROPERTY HOLDINGS, LLC - SERIES 2

INCOME STATEMENT

For the Year Ended December 31, 2022

(Audited)

2022
Revenues	$-
Operating Expenses
Property Acquisition	7,000
Property Maintenance	2,329
Promotional discount	1,000
Total Operating Expenses	10,329
Other Income
Other income/expense
Total Other Income (expense)	-
Net Income (Loss)	$(10,329)

The accompanying footnotes are an integral part of these financial statements.

FS-17

MISSION PROPERTY HOLDINGS, LLC - SERIES 2

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

For the Year Ended December 31, 2022

(Audited)

	Member Contributions	Member Draws	Retained Earnings/ (Accumulated Deficit)	Total Members’ Equity
Balance as of December 7, 2022 (inception)	$-	$-	$-	$-
Member Contributions	7,100	-	-	7,100
Net loss	-	-	(10,329)	(10,329)
Balance as of December 31, 2022	$7,100	$-	$(10,329)	$(3,229)

The accompanying footnotes are an integral part of these financial statements.

FS-18

MISSION PROPERTY HOLDINGS, LLC - SERIES 2

STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2022

(Audited)

2022
Cash Flows from Operating Activities
Net Income (Loss)	$(10,329)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	-
Changes in operating assets and liabilities:
Due to Ownify Inc.	9,329
Prepaids	-
Net cash provided by (used in) operating activities	(1,000)
Cash Flows from Investing Activities
Single-family residential properties	352,238
Net cash used in investing activities	352,238
Cash Flows from Financing Activities
Issuance of Notes payable	346,138
Member Contributions	7,100
Net cash used in financing activities	353,238
The net change in cash and cash equivalents	-
Cash and cash equivalents at the beginning of period	-
Cash and cash equivalents at end of period	$-
Supplemental information
Interest paid	-
Income taxes paid	-
Noncash transactions

The accompanying footnotes are an integral part of these financial statements.

FS-19

MISSION PROPERTY HOLDINGS LLC – SERIES 2

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022

(AUDITED)

NOTE 1 – NATURE OF OPERATIONS

Included in these financial statements are operations of Mission Property Holdings LLC – Series 2 (which may be referred to as the “Company”, “we,” “us,” or “our”). The Company was formed on December 7, 2022, under Mission Property Holdings LLC, which was registered on July 19, 2022, in Delaware to operate as a Series Holdings LLC for future properties. Mission Property Holdings LLC was a wholly owned subsidiary of Ownify, Inc. upon formation and a majority-owned Series LLC in 2022. The Company’s headquarters are in San Francisco, California.

The Company offers a mortgage alternative for first-time homebuyers. By investing in real estate properties alongside the homeowner, the Company allows first-time buyers to gradually own equity in their homes by applying rental payments towards fractional ownership and rent. The Company was created for investors to invest specifically in the acquired property at 3314 Timberlake Road, Raleigh, NC (see Note 3).

Since its inception, the Company has relied on contributions from its parent company to fund its operations. As of December 31, 2022, the Company had negative working capital and will likely incur additional losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 7). During the next twelve months, the Company intends to fund its operations with funding from revenue-producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties. Management has evaluated these conditions and concluded that substantial doubt about the Company’s ability to continue as a going concern has been alleviated through April 25, 2024, and no adjustments have been made to the financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Significant estimates used in the preparation of the accompanying financial statements include the recording of depreciation and amortization and the collectible valuation of accounts receivable.

Risks and Uncertainties

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition, or changes in consumer taste. These adverse conditions could affect the Company’s financial condition and the results of its operations.

FS-20

MISSION PROPERTY HOLDINGS LLC – SERIES 2

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022

(AUDITED)

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit-worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account.

Fixed Assets

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expenses. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in the income statement.

Depreciation is provided using the straight-line method, based on the useful lives of the assets which is three to five years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized as equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment for December 31, 2022.

Fair Value Measurements

US GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
●	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.
●	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

There were no assets or liabilities requiring fair value measurement as of December 31, 2022.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

FS-21

MISSION PROPERTY HOLDINGS LLC – SERIES 2

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022

(AUDITED)

There is no income tax provision for the Company for the period from Inception through December 31, 2022, as the Company had no taxable income.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2022, the unrecognized tax benefits accrual was zero.

Revenue Recognition

The Company adopted FASB ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenue is recognized when performance obligations under the terms of the contracts with our customers are satisfied. The Company generates revenues through monthly payments from customers which are considered occupancy payments. The Company’s payments are generally collected upfront on the first of each month during the term of the agreements. The Company has no deferred as of December 31, 2022.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Stock-Based Compensation

Deferred cash compensation expense reflects the fair value of equity-based awards that have vested at the end of the reporting period and is remeasured at the end of every reporting period.

Recent Accounting Pronouncements

In February 2019, FASB issued ASU No. 2016-02, Leases, which requires organizations that lease assets, referred to as “lessees”, to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2021. The impact of this standard has an immaterial impact on the Company.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been several ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – NOTES PAYABLE / INVESTMENT IN RESIDENTIAL PROPERTIES

In 2022, the Company acquired one property for a total of $352,238. The property was subsequently leased to customers for a monthly occupancy fee. To fund the purchase, the Company entered into a promissory note agreement totaling $346,138 which bears no interest with its indirect parent entity, Ownify, Inc. The note matures eighteen months following an offering start date, which is to be the date on which the series LLC begins the offering of membership interest, for repayment to the parent entity.

FS-22

MISSION PROPERTY HOLDINGS LLC – SERIES 2

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022

(AUDITED)

NOTE 4 – INCOME TAXES

The Company intends to file its income tax return for the period ended December 31, 2022, which will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three years from the date it is filed.

NOTE 5 – MEMBERS’ CAPITAL

As of December 31, 2022, the Company had $7,100 in member contributions in 2022.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of December 31, 2022.

Operating Agreement

General:

In accordance with the Operating Agreement, Ownify Inc., a related party, has the power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company and each Series. Each holder of Series Interests will grant the Manager a power of attorney. The Manager also has the right to appoint officers of the Company and each Series.

Fee and Expenses:

The following fees, costs and expenses in connection with any Initial Offering and the sourcing and acquisition of a Series Asset shall be borne by the relevant Series (except in the case of an unsuccessful Offering in which case all Abort Costs shall be borne by the Managing Member, and except to the extent assumed by the Managing Member in writing):

●	Cost to acquire the Series Asset;
●	Brokerage Fee;
●	Offering Expenses; and
●	Acquisition Expenses.

Operating Expenses / Dissolution Fees: The Company shall be responsible for its Operating Expenses, all costs and expenses incidental to the termination and winding up of such Series and its share of the costs and expenses incidental to the termination and winding up of the Company as allocated to it in accordance with the Allocation Policy by the Managing Member

Management Fee: As compensation for the services provided herein by the manager, the Company shall pay the manager an amount equal to the greater of (the “Management Fee”), determined by the Company to be either: (i) Ten percent (10%) of the Gross Receipts received by the Company from the operation of the Property for each year (or partial year) during the Term; or (ii) annual property management fee of 1% of the initial property value.

FS-23

MISSION PROPERTY HOLDINGS LLC – SERIES 2

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022

(AUDITED)

COVID-19

In January 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a “Public Health Emergency of International Concern,” which continues to spread throughout the world and has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The coronavirus outbreak and government responses are creating disruption in global supply chains and adversely impacting many industries. The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation preclude any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the outbreak presents uncertainty and risk with respect to the Company, its performance, and its financial results.

NOTE 7 – GOING CONCERN

These financial statements are prepared on a going-concern basis. The Company began operation in 2022 and incurred a loss since its inception. The Company’s ability to continue is dependent upon management’s plan to raise additional funds and achieve profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 8 – SUBSEQUENT EVENTS

Management’s Evaluation

Management has evaluated subsequent events through August 14, 2023, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

FS-24

Mission Property Holdings LLC - Series Emerson

(a Delaware Series Limited Liability Company)

Audited Financial Statements

Period of November 14, 2022 (inception)

through December 31, 2022

Audited by:

TaxDrop LLC

A New Jersey CPA Company

FS-25

Financial Statements

Mission Property Holdings LLC - Series Emerson

FS-26

Independent Auditor’s Report

August 14, 2023

To: Management of Mission Property Holdings LLC - Series Emerson

Attn: Frank Rohde, CEO

Re: 2022 Financial Statement Audit

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Mission Property Holding LLC - Series Emerson which comprise the balance sheet as of December 31, 2022 and the related statements of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements. In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Mission Property Holding LLC - Series Emerson, as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Mission Property Holding LLC - Series Emerson, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Mission Property Holding LLC - Series Emerson’s ability to continue as a going concern.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Mission Property Holdings LLC - Series Emerson’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Mission Property Holding LLC - Series Emerson’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Sincerely,

TaxDrop LLC

TaxDrop LLC

Robbinsville, New Jersey

August 14, 2023

FS-27

MISSION PROPERTY HOLDINGS, LLC - SERIES EMERSON

BALANCE SHEET

As of December 31, 2022

(Audited)

2022
ASSETS

Current Assets
Cash and cash equivalents	$-
Accounts Receivable	-
Prepaids	-
Total Current Assets	-

Other Assets
Investment in single-family residential properties	468,513
Total Other Assets	468,513
Total Assets	468,513

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Notes Payable	465,680
Due to Ownify Inc.	9,892
Total Current Liabilities	475,572
Total Liabilities	475,572
Members’ Equity
Members’ Capital	10,721
Retained Earnings	(17,780)
Total Members’ Equity	(7,059)
Total Liabilities and Members’ Equity	$468,513

The accompanying footnotes are an integral part of these financial statements.

FS-28

MISSION PROPERTY HOLDINGS, LLC - SERIES EMERSON

INCOME STATEMENT

For the Year Ended December 31, 2022

(Audited)

2022

Revenues	$2,883

Operating Expenses
Property Acquisition	-
Property Maintenance	20,413
Promotional discount	250
Total Operating Expenses	20,663

Other Income
Other income/expense	-
Total Other income (expense)	-

Net Income (Loss)	$(17,780)

The accompanying footnotes are an integral part of these financial statements.

FS-29

MISSION PROPERTY HOLDINGS, LLC - SERIES EMERSON

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

For the Year Ended December 31, 2022

(Audited)

			Retained Earnings/	Total
	Member Contributions	Member Draws	(Accumulated Deficit)	Members’ Equity

Balance as of November 14, 2022 (inception)	$-	$-	$-	$-
Member Contributions	10,721	-	-	10,721
Net loss	-	-	(17,780)	(17,780)
Balance as of December 31, 2022	$10,721	$-	$(17,780)	$(7,059)

The accompanying footnotes are an integral part of these financial statements.

FS-30

MISSION PROPERTY HOLDINGS, LLC - SERIES EMERSON

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2022

(Audited)

2022
Cash Flows from Operating Activities
Net Income (Loss)	$(17,780)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	-
Changes in operating assets and liabilities:
Due to Ownify Inc.	16,809
Prepaids	-
Net cash provided by (used in) operating activities	(971)

Cash Flows from Investing Activities
Single family residential properties	468,513
Net cash used in investing activities	468,513

Cash Flows from Financing Activities
Issuance of Notes payable	458,763
Member Contributions	10,721
Net cash used in financing activities	469,484
Net change in cash and cash equivalents	-

Cash and cash equivalents at beginning of the period	-
Cash and cash equivalents at the end of the period	$-

Supplemental information
Interest paid	-
Income taxes paid	-

Noncash transactions

The accompanying footnotes are an integral part of these financial statements.

FS-31

MISSION PROPERTY HOLDINGS LLC – SERIES EMERSON

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2022

(AUDITED)

NOTE 1 – NATURE OF OPERATIONS

Included in these financial statements are operations of Mission Property Holdings LLC – Series Emerson (which may be referred to as the “Company”, “we,” “us,” or “our”). The Company was formed on November 14, 2022 under Mission Property Holdings LLC, which was registered on July 19, 2022, in Delaware to operate as a Series Holdings LLC for future properties. Mission Property Holdings LLC was a wholly owned subsidiary of Ownify, Inc. upon formation and a majority-owned Series LLC in 2022. The Company’s headquarters are in San Francisco, California.

The Company offers a mortgage alternative for first-time homebuyers. By investing in real estate properties alongside the homeowner, the Company allows first-time buyers to gradually own equity in their homes by applying rental payments towards fractional ownership and rent. The Company was created for investors to invest specifically in the acquired property at 2005 Muddy Creek Court, Raleigh, NC (see Note 3).

Since its inception, the Company has relied on contributions from its parent company to fund its operations. As of December 31, 2022, the Company had negative working capital and will likely incur additional losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 7). During the next twelve months, the Company intends to fund its operations with funding from revenue-producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties. Management has evaluated these conditions and concluded that substantial doubt about the Company’s ability to continue as a going concern has been alleviated through April 25, 2024, and no adjustments have been made to the financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Significant estimates used in the preparation of the accompanying financial statements include the recording of depreciation and amortization and the collectible valuation of accounts receivable.

Risks and Uncertainties

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition, or changes in consumer taste. These adverse conditions could affect the Company’s financial condition and the results of its operations.

FS-32

MISSION PROPERTY HOLDINGS LLC – SERIES EMERSON

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2022

(AUDITED)

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit-worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account.

Fixed Assets

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expenses. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in the income statement.

Depreciation is provided using the straight-line method, based on the useful lives of the assets which is three to five years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized as equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment for December 31, 2022.

Fair Value Measurements

US GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
●	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.
●	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

No assets or liabilities were requiring fair value measurement as of December 31, 2022.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

FS-33

MISSION PROPERTY HOLDINGS LLC – SERIES EMERSON

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2022

(AUDITED)

There is no income tax provision for the Company for the period from Inception through December 31, 2022, as the Company had no taxable income.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2022, the unrecognized tax benefits accrual was zero.

Revenue Recognition

The Company adopted FASB ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenue is recognized when performance obligations under the terms of the contracts with our customers are satisfied. The Company generates revenues by through monthly payments from customers which are considered occupancy payments. The Company’s payments are generally collected upfront on the first of each month during the term of the agreements. The Company has no deferred as of December 31, 2022.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Stock-Based Compensation

Deferred cash compensation expense reflects the fair value of equity-based awards that have vested at the end of the reporting period and is remeasured at the end of every reporting period.

Recent Accounting Pronouncements

In February 2019, FASB issued ASU No. 2016-02, Leases, which requires organizations that lease assets, referred to as “lessees”, to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2021. The impact of this standard has an immaterial impact on the Company.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been several ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us, or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – NOTES PAYABLE / INVESTMENT IN RESIDENTIAL PROPERTIES

In 2022, the Company acquired one property for a total of $468,513. The property was subsequently leased to customers for a monthly occupancy fee. To fund the purchase, the Company entered into a promissory note agreement totaling $458,763 which bears no interest with its indirect parent entity, Ownify, Inc. The note matures eighteen months following an offering start date, which is to be the date on which the series LLC begin the offering of membership interest, for repayment to the parent entity.

FS-34

MISSION PROPERTY HOLDINGS LLC – SERIES EMERSON

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2022

(AUDITED)

NOTE 4 – INCOME TAXES

The Company intends to file its income tax return for the period ended December 31, 2022, which will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three years from the date it is filed.

NOTE 5 – MEMBERS’ CAPITAL

As of December 31, 2022, the Company had $10,721 in member contributions in 2022.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of December 31, 2022.

Operating Agreement

General:

In accordance with the Operating Agreement, Ownify Inc., a related party, has the power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company and each Series. Each holder of Series Interests will grant the Manager a power of attorney. The Manager also has the right to appoint officers of the Company and each Series.

Fee and Expenses:

The following fees, costs and expenses in connection with any Initial Offering and the sourcing and acquisition of a Series Asset shall be borne by the relevant Series (except in the case of an unsuccessful Offering in which case all Abort Costs shall be borne by the Managing Member, and except to the extent assumed by the Managing Member in writing):

●	Cost to acquire the Series Asset;
●	Brokerage Fee;
●	Offering Expenses; and
●	Acquisition Expenses.

Operating Expenses / Dissolution Fees: The Company shall be responsible for its Operating Expenses, all costs and expenses incidental to the termination and winding up of such Series and its share of the costs and expenses incidental to the termination and winding up of the Company as allocated to it in accordance with the Allocation Policy by the Managing Member

Management Fee: As compensation for the services provided herein by the manager, the Company shall pay the manager an amount equal to the greater of (the “Management Fee”), determined by the Company to be either: (i) Ten percent (10%) of the Gross Receipts received by the Company from the operation of the Property for each year (or partial year) during the Term; or (ii) annual property management fee of 1% of the initial property value.

FS-35

MISSION PROPERTY HOLDINGS LLC – SERIES EMERSON

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2022

(AUDITED)

COVID-19

In January 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a “Public Health Emergency of International Concern,” which continues to spread throughout the world and has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The coronavirus outbreak and government responses are disrupting global supply chains and adversely impacting many industries. The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation preclude any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the outbreak presents uncertainty and risk with respect to the Company, its performance, and its financial results.

NOTE 7 – GOING CONCERN

These financial statements are prepared on a going-concern basis. The Company began operation in 2022 and incurred a loss since its inception. The Company’s ability to continue is dependent upon management’s plan to raise additional funds and achieve profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 8 – SUBSEQUENT EVENTS

Management’s Evaluation

Management has evaluated subsequent events through August 14, 2023, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

FS-36

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet, statement of operations, and statement of cash flows based upon the combined historical financial statements of Mission Property Holdings LLC, and all subsequent Series, after giving effect to the business combination between Mission Property Holdings LLC and all subsequent Series, and adjustments described in the accompanying notes.

The unaudited pro forma combined financials statements of Mission Property Holdings LLC and all subsequent Series as of December 31, 2022, has been prepared to reflect the effects of the subsequent Series acquisitions as if each occurred on January 1, 2022.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Mission Property Holdings LLC and all subsequent Series and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

MISSION PROPERTY HOLDING, LLC
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2022

	Historical	Pro Forma Adjustments	Pro Forma Results	Historical	Pro Forma Adjustments	Pro Forma Results	Historical	Pro Forma Adjustments	Pro Forma Results	Historical	Pro Forma Adjustments	Pro Forma Results	Historical	Pro Forma Adjustments	Pro Forma Results
	Mission Property Holdings Consolidated	Mission Property Holdings Consolidated	Mission Property Holdings Consolidated	Mission Property Holdings	Mission Property Holdings	Mission Property Holdings	Series Emerson	Series Emerson	Series Emerson	Series 2	Series 2	Series 2	Series 3	Series 3	Series 3
Income
Rental Income	$-	$110,809.00	$110,809.00	$-	$-	$-	$2,883.00	$32,002.00	$34,885.00	$-	$29,616.00	$29,616.00	$-	$46,308.00	$46,308.00

Total Income	$-	$110,809.00	$110,809.00	$-	$-	$-	$2,883.00	$32,002.00	$34,885.00	$-	$29,616.00	$29,616.00	$-	$46,308.00	$46,308.00

Expenses
Depreciation Expense	$-	$59,888.00	$59,888.00	$-	$-	$-	$3,541.16	$17,173.84	$20,715.00	$1,183.00	$12,976.00	$14,159.00	$-	$25,014.00	$25,014.00
HOA fee	$-	$840.00	$840.00	$-	$-	$-	$50.00	$250.00	$300.00	$16.00	$176.00	$192.00	$-	$348.00	$348.00
Insurance – Property	$-	$7,014.37	$7,014.37	$-	$-	$-	$386.46	$1,932.34	$2,318.80	$166.44	$1,830.89	$1,997.33	$-	$2,698.24	$2,698.24
Repairs & Maintenance	$-	$966.64	$966.64	$-	$-	$-	$-	$280.00	$280.00	$-	$386.64	$386.64	$-	$300.00	$300.00
Taxes – Property Tax	$-	$8,134.29	$8,134.29	$-	$-	$-	$360.22	$1,624.96	$1,985.18	$202.65	$1,962.56	$2,165.21	$-	$3,983.90	$3,983.90
Management fees	$-	$11,080.90	$11,080.90	$-	$-	$-	$100.00	$3,388.50	$3,488.50	$50.00	$2,911.60	$2,961.60	$-	$4,630.80	$4,630.80

Total Operating Expenses	$-	$87,924.20	$87,924.20	$-	$-	$-	$100.00	$28,987.48	$29,087.48	$1,618.09	$20,243.69	$21,861.78	$-	$36,974.94	$36,974.94

Net Profit	$-	$22,884.80	$22,884.80	$-	$-	$-	$2,783.00	$3,014.52	$5,797.52	$(1,618.09)	$9,372.31	$7,754.22	$-	$9,333.06	$9,333.06

FS-37

MISSION PROPERTY HOLDING, LLC
PRO FORMA CONSOLIDATED BALANCE SHEET

For the Year Ended December 31, 2022

	Historical	Pro Forma Adjustments	Pro Forma Results	Historical	Pro Forma Adjustments	Pro Forma Results	Historical	Pro Forma Adjustments	Pro Forma Results	Historical	Pro Forma Adjustments	Pro Forma Results	Historical	Pro Forma Adjustments	Pro Forma Results
	Mission Property Holdings Consolidated	Mission Property Holdings Consolidated	Mission Property Holdings Consolidated	Mission Property Holdings	Mission Property Holdings	Mission Property Holdings	Series Emerson	Series Emerson	Series Emerson	Series 2	Series 2	Series 2	Series 3	Series 3	Series 3
Assets

Current Assets
Cash on Hand	$1,000.00	$81,772.80	$82,772.80	$1,000.00	$(1,000.00)	$-	$-	$26,512.52	$26,512.52	$-	$21,913.22	$21,913.22	$-	$34,347.06	$34,347.06
Due from related parties	$862.49	$(862.49)	$-	$-	$-	$-	$862.49	$(862.49)	$-	$-	$-	$-	$-	$-
Prepaid expenses	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total current assets	$1,862.49	$80,910.31	$82,772.80	$1,000.00	$(1,000.00)	$-	$862.49	$25,650.03	$26,512.52	$-	$21,913.22	$21,913.22	$-	$34,347.06	$34,347.06

Non-current assets
Real estate owned	$873,009.20	$624,185.80	$1,497,195.00	$-	$-	$-	$518,642.24	$(774.24)	$517,868.00	$354,366.96	$(386.96)	$353,980.00	$-	$625,347.00	$625,347.00
Accumulated depreciation	$(4,724.16)	$(55,163.84)	$(59,888.00)	$-	$-	$-	$(3,541.16)	$(17,173.84)	$(20,715.00)	$(1,183.00)	$(12,976.00)	$(14,159.00)	$-	$(25,014.00)	$(25,014.00)
Total non-current assets	$868,285.04	$569,021.96	$1,437,307.00	$-	$-	$-	$515,101.08	$(17,948.08)	$497,153.00	$353,183.96	$(13,362.96)	$339,821.00	$-	$600,333.00	$600,333.00
Total Assets	$870,147.53	$649,932.27	$1,520,079.80	$1,000.00	$(1,000.00)	$-	$515,963.57	$7,701.95	$523,665.52	$353,183.96	$8,550.26	$361,734.22	$-	$634,680.06	$634,680.06

Liabilities and Equity
Current liabilities
Accrued expenses	$1,181.77	$(1,181.77)	$-	$-	$-	$-	$796.68	$(796.68)	$-	$385.09	$(385.09)	$-	$-	$-	$-
Related party loan	$856,038.69	$341,717.31	$1,197,756.00	$1,000.00	$(1,000.00)	$-	$506,721.73	$(92,427.73)	$414,294.00	$348,316.96	$(65,132.96)	$283,184.00	$-	$500,278.00	$500,278.00

Total current liabilities	$857,220.46	$340,535.54	$1,197,756.00	$1,000.00	$(1,000.00)	$-	$507,518.41	$(93,224.41)	$414,294.00	$348,702.05	$(65,518.05)	$283,184.00	$-	$500,278.00	$500,278.00

Equity

Owni equity contribution	$16,100.00	$13,843.90	$29,943.90	$-	$-	$-	$10,000.00	$357.40	$10,357.40	$6,100.00	$979.60	$7,079.60	$-	$12,506.90	$12,506.90
Ownify equity contribution	$-	$269,495.10	$269,495.10	$-	$-	$-	$-	$93,216.60	$93,216.60	$-	$63,716.40	$63,716.40	$-	$112,562.10	$112,562.10
Retained Earnings	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Profit between Jan 1, 2022 and Dec 31, 2022	$(3,172.93)	$26,057.73	$22,884.80	$-	$-	$-	$(1,554.84)	$7,352.36	$5,797.52	$(1,618.09)	$9,372.31	$7,754.22	$-	$9,333.06	$9,333.06

Total Equity	$12,927.07	$309,396.73	$322,323.80	$-	$-	$-	$8,445.16	$100,926.36	$109,371.52	$4,481.91	$74,068.31	$78,550.22	$-	$134,402.06	$134,402.06

Total Liabilities and Equity	$870,147.53	$649,932.27	$1,520,079.80	$1,000.00	$(1,000.00)	$-	$515,963.57	$7,701.95	$523,665.52	$353,183.96	$8,550.26	$361,734.22	$-	$634,680.06	$634,680.06

FS-38

MISSION PROPERTY HOLDING, LLC
PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2022

	Historical	Pro Forma Adjustments	Pro Forma Results	Historical	Pro Forma Adjustments	Pro Forma Results	Historical	Pro Forma Adjustments	Pro Forma Results	Historical	Pro Forma Adjustments	Pro Forma Results	Historical	Pro Forma Adjustments	Pro Forma Results
	Mission Property Holdings Consolidated	Mission Property Holdings Consolidated	Mission Property Holdings Consolidated	Mission Property Holdings	Mission Property Holdings	Mission Property Holdings	Series Emerson	Series Emerson	Series Emerson	Series 2	Series 2	Series 2	Series 3	Series 3	Series 3
Operating Activities

Net Income	$(3,172.93)	$26,057.73	$22,884.80	$-	$-	$-	$(1,554.84)	$7,352.36	$5,797.52	$(1,618.09)	$9,372.31	$7,754.22	$-	$9,333.06	$9,333.06

Adjustment for:
Depreciation	$4,724.16	$55,163.84	$59,888.00	$-	$-	$-	$3,541.16	$17,173.84	$20,715.00	$1,183.00	$12,976.00	$14,159.00	$-	$25,014.00	$25,014.00
Due from affliates	$855,176.20	$(855,176.20)	$-	$1,000.00	$(1,000.00)	$-	$505,859.24	$(505,859.24)	$-	$348,316.96	$(348,316.96)	$-	$-	$-	$-
Prepaid insurance	$552.90	$(552.90)	$-		$-	$-	$386.46	$(386.46)	$-	$166.44	$(166.44)	$-	$-	$-	$-
HOA dues	$66.00	$(66.00)	$-		$-	$-	$50.00	$(50.00)	$-	$16.00	$(16.00)	$-	$-	$-	$-
Property taxes	$562.87	$(562.87)	$-		$-	$-	$360.22	$(360.22)	$-	$202.65	$(202.65)	$-	$-	$-	$-

Net Cash from Operating Activities	$857,909.20	$(775,136.40)	$82,772.80	$1,000.00	$(1,000.00)	$-	$508,642.24	$(482,129.72)	$26,512.52	$348,266.96	$(326,353.74)	$21,913.22	$-	$34,347.06	$34,347.06

Investing Activities

Purchase of Real estate owned	$(873,009.20)	$(624,185.80)	$(1,497,195.00)	$-	$-	$-	$(518,642.24)	$774.24	$(517,868.00)	$(354,366.96)	$386.96	$(353,980.00)	$-	$(625,347.00)	$(625,347.00)

Net Cash from Investing Activities	$(873,009.20)	$(624,185.80)	$(1,497,195.00)	$-	$-	$-	$(518,642.24)	$774.24	$(517,868.00)	$(354,366.96)	$386.96	$(353,980.00)	$-	$(625,347.00)	$(625,347.00)

Financing Activities

Proceeds from Related party loan	$-	$1,197,756.00	$1,197,756.00	$-	$-	$-	$-	$414,294.00	$414,294.00	$-	$283,184.00	$283,184.00	$-	$500,278.00	$500,278.00
Received from Owni equity contribution	$16,100.00	$13,843.90	$29,943.90	$-	$-	$-	$10,000.00	$357.40	$10,357.40	$6,100.00	$979.60	$7,079.60	$-	$12,506.90	$12,506.90
Received from Ownify equity contribution	$-	$269,495.10	$269,495.10	$-	$-	$-	$-	$93,216.60	$93,216.60	$-	$63,716.40	$63,716.40	$-	$112,562.10	$112,562.10

Net Cash from Financing Activities	$16,100.00	$1,481,095.00	$1,497,195.00	$-	$-	$-	$10,000.00	$507,868.00	$517,868.00	$6,100.00	$347,880.00	$353,980.00	$-	$625,347.00	$625,347.00

Net cash increase for period	$1,000.00	$81,772.80	$82,772.80	$1,000.00	$(1,000.00)	$-	$(0.00)	$26,512.52	$26,512.52	$-	$21,913.22	$21,913.22	$-	$34,347.06	$34,347.06
Cash at beginning of period	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Cash at end of period	$1,000.00	$81,772.80	$82,772.80	$1,000.00	$(1,000.00)	$-	$(0.00)	$26,512.52	$26,512.52	$-	$21,913.22	$21,913.22	$-	$34,347.06	$34,347.06

FS-39

MISSION PROPERTY HOLDING, LLC
PRO FORMA CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

For the Year Ended December 31, 2022

	Historical	Pro Forma Adjustments	Pro Forma Results	Historical	Pro Forma Adjustments	Pro Forma Results	Historical	Pro Forma Adjustments	Pro Forma Results	Historical	Pro Forma Adjustments	Pro Forma Results	Historical	Pro Forma Adjustments	Pro Forma Results
	Mission Property Holdings Consolidated	Mission Property Holdings Consolidated	Mission Property Holdings Consolidated	Mission Property Holdings	Mission Property Holdings	Mission Property Holdings	Series Emerson	Series Emerson	Series Emerson	Series 2	Series 2	Series 2	Series 3	Series 3	Series 3
Balance at January 1, 2022	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Member contributions	$16,100.00	$283,339.00	$299,439.00	$-	$-	$-	$10,000.00	$93,574.00	$103,574.00	$6,100.00	$64,696.00	$70,796.00	$-	$125,069.00	$125,069.00
Distributions	$-	$-	$-	$-	$-	$-	$-	$-	$-		$-	$-	$-	$-	$-
Net income	$(3,172.93)	$26,057.73	$22,884.80	$-	$-	$-	$(1,554.84)	$7,352.36	$5,797.52	$(1,618.09)	$9,372.31	$7,754.22	$-	$9,333.06	$9,333.06
Balance at December 31, 2022	$12,927.07	$309,396.73	$322,323.80	$-	$-	$-	$8,445.16	$100,926.36	$109,371.52	$4,481.91	$74,068.31	$78,550.22	$-	$134,402.06	$134,402.06

FS-40

MISSION PROPERTY HOLDING, LLC
CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Month Period Ended June 30, 2023 ( Unaudited)

	Mission Property Holdings Consolidated	Mission Property Holdings	Series Emerson	Series 2	Series 3
Income
Rental Income	$32,081.00	$-	$17,369.00	$14,712.00	$-
Total Income	$32,081.00	$-	$17,369.00	$14,712.00	$-
Gross Profit	$32,081.00	$-	$17,369.00	$14,712.00	$-
Expenses
HOA Dues	$246.00	$-	$150.00	$96.00	$-
Property Insurance	$2,382.87	$-	$1,159.38	$998.64	$224.85
Property Taxes	$2,650.21	$-	$1,080.66	$1,215.90	$353.65
Repair & Maintenance	$221.04	$-	$-	$221.04	$-
Total Expenses	$5,500.12	$-	$2,390.04	$2,531.58	$578.50
Net Operating Income	$26,580.88	$-	$14,978.96	$12,180.42	$(578.50)
Other Expenses
Depreciation Expense	$19,770.05	$-	$10,623.48	$7,098.00	$2,048.57
Management Fees	$600.00	$-	$300.00	$300.00	$-
Total Other Expenses	$20,370.05	$-	$10,923.48	$7,398.00	$2,048.57
Net Other Income	$(20,370.05)	$-	$(10,923.48)	$(7,398.00)	$(2,048.57)
Net Income	$6,210.83	$-	$4,055.48	$4,782.42	$(2,627.07)

FS-41

MISSION PROPERTY HOLDING, LLC
CONSOLIDATED BALANCE SHEET

For the Six Month Period Ended June 30, 2023 ( Unaudited)

	Mission Property Holdings Consolidated	Mission Property Holdings	Series Emerson	Series 2	Series 3
	ASSETS	ASSETS	ASSETS	ASSETS	ASSETS
	Current Assets	Current Assets	Current Assets	Current Assets	Current Assets

Cash	$22,968.00	$22,968.00
Due from Affiliates
Due from MPH	$-	$-	$2,903.00	$4,904.00	$12,500.00
Due From Ownify	$20,659.32	$-	$12,709.69	$7,949.63	$-
Total Due from Affiliates	$20,659.32	$-	$15,612.69	$12,853.63	$12,500.00
Prepaid Insurance	$1,380.36	$-	$772.96	$832.25	$(224.85)
Prepaid Property Taxes	$(353.65)	$-	0	$-	$(353.65)
Total Other Current Assets	$1,026.71	$-	$16,385.65	$13,685.88	$11,921.50
Total Current Assets	$44,654.03	$22,968.00	$16,385.65	$13,685.88	$11,921.50
Fixed Assets
Accumulated Depreciation	$(24,494.21)	$-	$(14,164.64)	$(8,281.00)	$(2,048.57)
Buildings	$1,430,784.69	$-	$468,512.68	$352,238.32	$610,033.69
Improvements	$55,885.83	$-	$50,129.56	$2,128.64	$3,627.63
Total Fixed Assets	$1,462,176.31	$-	$504,477.60	$346,085.96	$611,612.75
TOTAL ASSETS	$1,506,830.34	$22,968.00	$520,863.25	$359,771.84	$623,534.25
LIABILITIES AND EQUITY
Liabilities
Current Liabilities		$-
Other Current Liabilities		$-
Due to Ownify	$6,288.63	$2,661.00	$-	$-	$3,627.63
Due to Series 2	$-	$4,904.00	$-	$-	$-
Due to Series 3	$-	$12,500.00	$-	$-	$-
Due to Series Emerson	$-	$2,903.00	$-	$-	$-
Total Due to Series LLC	$-	$20,307.00	$-	$-	$-
Deferred Rental Income	$2,452.00	$-	$-	$2,452.00	$-
HOA Dues Payable	$312.00	$-	$200.00	$112.00	$-
Promissory Note due to Ownify	$1,352,276.69	$-	$506,721.73	$346,524.96	$499,030.00
Property Taxes Payable	$2,859.43	$-	$1,440.88	$1,418.55	$-
Total Other Current Liabilities	$1,364,188.75	$22,968.00	$508,362.61	$350,507.51	$502,657.63
Total Current Liabilities	$1,364,188.75	$22,968.00	$508,362.61	$350,507.51	$502,657.63
Total Liabilities	$1,364,188.75	$22,968.00	$508,362.61	$350,507.51	$502,657.63
Equity
Owni Down Payment	$28,600.00	$-	$10,000.00	$6,100.00	$12,500.00
Ownify Brick Purchase	$111,003.69	$-	$-	$-	$111,003.69
Retained Earnings	$(3,172.93)	$-	$(1,554.84)	$(1,618.09)	$-
Net Income	$6,210.83	$-	$4,055.48	$4,782.42	$(2,627.07)
Total Equity	$142,641.59	$-	$12,500.64	$9,264.33	$120,876.62
TOTAL LIABILITIES AND EQUITY	$1,506,830.34	$22,968.00	$520,863.25	$359,771.84	$623,534.25

FS-42

MISSION PROPERTY HOLDING, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS

For the Six Month Period Ended June 30, 2023 ( Unaudited)

	Mission Property Holdings Consolidated	Mission Property Holdings	Series Emerson	Series 2	Series 3
	OPERATING ACTIVITIES	OPERATING ACTIVITIES	OPERATING ACTIVITIES	OPERATING ACTIVITIES	OPERATING ACTIVITIES
Net Income	$6,210.83	$-	$4,055.48	$4,782.42	$(2,627.07)
Adjustments to reconcile Net Income to Net Cash provided by operations:
Due to Ownify, Inc.	$5,288.63	$1,661.00
Due from Affiliates:Due from MPH	$-	$-	$(2,903.00)	$(4,904.00)	$(12,500.00)
Due to Series LLC:Due to Series 2	$-	$4,904.00	$-	$-	$-
Due to Series LLC:Due to Series 3	$-	$12,500.00	$-	$-	$-
Due to Series LLC:Due to Series Emerson	$-	$2,903.00	$-	$-	$-
Prepaid Insurance	$(1,933.26)	$-	$(1,159.42)	$(998.69)	$224.85
Prepaid Property Taxes	$353.65	$-	$-	$-	$353.65
Accumulated Depreciation	$19,770.05	$-	$10,623.48	$7,098.00	$2,048.57
Deferred Rental Income	$2,452.00	$-	$-	$2,452.00	$-
HOA Dues Payable	$246.00	$-	$150.00	$96.00	$3,627.63
Property Taxes Payable	$2,296.56	$-	$1,080.66	$1,215.90	$-
Promissory Note due to Ownify	$499,416.64	$-		$386.64	$499,030.00
Due from Affiliates:Due from Ownify	$(21,975.47)	$-	$(11,847.20)	$(10,128.27)	$-

Total Adjustments to reconcile Net Income to Net Cash provided by operations:	$505,914.80	$21,968.00	$(4,055.48)	$(4,782.42)	$492,784.70
Net cash provided by operating activities	$512,125.63	$21,968.00	$-	$-	$490,157.63

INVESTING ACTIVITIES
Buildings	$(610,033.69)	$-	$-	$-	$(610,033.69)
Improvements	$(3,627.63)	$-	$-	$-	$(3,627.63)
Net cash provided by investing activities	$(613,661.32)	$-	$-	$-	$(613,661.32)
FINANCING ACTIVITIES
Owni Down Payment	$12,500.00	$-	$-	$-	$12,500.00
Ownify Brick Purchase	$111,003.69	$-	$-	$-	$111,003.69
Net cash provided by financing activities	$123,503.69	$-	$-	$-	$123,503.69

Net cash increase for period	$21,968.00	$21,968.00	$-	$-	$-
Cash at beginning of period	$1,000.00	$1,000.00	$-	$-	$-
Cash at end of period	$22,968.00	$22,968.00	$-	$-	$-

FS-43

MISSION PROPERTY HOLDING, LLC
CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

For the Six Month Period Ended June 30, 2023 ( Unaudited)

	Mission Property Holdings Consolidated	Mission Property Holdings	Series Emerson	Series 2	Series 3
Balance at January 1, 2023	$12,927.07	$-	$8,445.16	$4,481.91	$-
Member contributions	$123,503.69	$-	$-	$-	$123,503.69
Distributions	$-	$-	$-	$-	$-
Net income	$6,210.83	$-	$4,055.48	$4,782.42	$(2,627.07)
Balance at June 30, 2023	$142,641.59	$-	$12,500.64	$9,264.33	$120,876.62

FS-44

For the Six Month Period Ended June 30, 2023 ( Unaudited)

NOTE 1: NATURE OF OPERATIONS

Mission Property Holdings, LLC (the “Company”) is a Delaware Series limited liability company formed on July 19, 2022 under the laws of Delaware. The Company was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”, that management intends to establish. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law. Property management services are provided by Folsom Street Property Management LLC (the “Manager”).

Mission Property Holdings LLC Series Emerson was established on November 14, 2022 for the purpose of acquiring the property located at 3314 Timberlake Rd., Raleigh, NC 27604 (the “Atwood”) from a third-party seller.

Series Emerson acquired the property on November 15, 2022. Ownify and Series Emerson entered into an intercompany loan agreement on November 15, 2022, pursuant to which Ownify loaned Series Emerson $458,762.68 for the purpose of purchasing the Atwood. On May 1, 2023, Ownify subsequently made an additional intercompany loan to Series Emerson in the amount of $48,210.05 for repairs and renovations undertaken on the property. Series Emerson intends to repay the loans from funds raised in the Series Emerson offering.

Mission Property Holdings LLC Series 2 was established on December 7, 2022 for the purpose of acquiring the property located at 2005 Muddy Creek Ct., Raleigh, NC 27612 (the “Baldwin”) from a third-party seller.

Series 2 acquired the property on December 8, 2022. Ownify and Series 2 entered into an intercompany loan agreement on December 8, 2022, pursuant to which Ownify loaned Series 2 $346,138.32 for the purpose of purchasing the Baldwin. On May 1, 2023, Ownify subsequently made an additional intercompany loan to Series 2 in the amount of $387.00 for repairs undertaken on the property. Series 2 intends to repay the loans from funds raised in the Series 2 offering.

Mission Property Holdings LLC Series 3 was established on May 15, 2023 for the purpose of acquiring the property located at 401 Magdala Place Road, Apex NC 27502 (the “Campbell”) from a third-party seller.

Series 3 acquired the property on June 20, 2023. Ownify and Series 3 entered into an intercompany loan agreement on June 20, 2023, pursuant to which Ownify loaned Series 3 $499,030.00 for the purpose of purchasing the Campbell and to finance repairs. Series 3 intends to repay the loans from funds raised in the Series 3 offering.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company has adopted a calendar year as its fiscal year.

Unaudited Interim Financial Information

The accompanying consolidated financial statements for the six months ended June 30, 2023 and the related footnote disclosures are unaudited. The unaudited interim consolidated financial statements, in the Company’s opinion, reflect all adjustments necessary to fairly present the Company’s financial position as of June 30, 2023 and results of its operations, and cash flows for the periods ended June 30, 2023. The results for the six months ended June 30, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any other periods.

FS-45

Use of Estimates

The preparation of the consolidated financial statement in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its Series. All intercompany transactions and balances have been eliminated on consolidation.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheets approximate their fair value.

Property Management Fee

As compensation for the services provided by the property manager, the Manager intends to charge each Series an annual property management fee between 10% of rent collected and 1% of the property value. The Manager is reducing the annual property management fee to $600 ($50 monthly) for the first five Series.

FS-46

Buildings and Improvements

Buildings and Improvements are stated at cost less accumulated depreciation. The Company’s buildings include the cost of the purchased Series property, including the building and related land, as well as closing costs. Improvements include all make-ready costs incurred in the first three months of property operations. All capitalized property and equipment costs, except for the (20%) value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 20 years. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Operating Expenses

Each Series of the Company will be responsible for the costs and expenses attributable to the activities of the Company related to such Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of such Series property, the Manager and its affiliates may (a) pay such operating expenses and not seek reimbursement, or (b) loan the amount of the operating expenses to the applicable Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such Series property.

Revenue Recognition

Each Series is used for rental purposes and earns rental income on a monthly basis. Rental income is recognized over the length of the contract as the performance obligation is satisfied over time.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns. We intend for each Series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial offering of interests of such Series.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company has adopted this standard upon inception. See revenue recognition policy above for the impact.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Property will adopt those that are applicable under the circumstances.

FS-47

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

1.1	Dalmore Agreement*
2.1	Certificate of Formation of Mission Property Holdings LLC*
2.2	Amended Operating Agreement of Mission Property Holdings LLC*
3.1	Series 2 Series Designation*
3.2	Series Emerson Series Designation*
3.3	Series 3 Series Designation*
4.1	Form of Series [ ] Subscription Agreement*
6.1	Real Estate Purchase Agreement dated December 8, 2022, between Seller and Series 2*
6.2	Real Estate Purchase Agreement dated November 15, 2022, between Seller and Series Emerson*
6.3	Real Estate Purchase Agreement dated May 14, 2023, between Seller and Series 3*
6.4	Form of Property Management Agreement*
6.5	Inter-company Loan Agreement between Ownify and Series 2*
6.6	Inter-company Loan Agreement between Ownify and Series Emerson*
6.7	Inter-company Loan Agreement between Ownify and Series 3*
6.8	Form of Equity Share and Purchase Option Agreement*
6.9	Form of Lease Agreement*
6.10	Form of Participation Agreement
6.11	Form of Setpoint Warehouse Credit Facility Agreement
11.1	Auditors Consent
12.1	Opinion of CrowdCheck Law, LLP*
13.1	Testing the Waters Page*
13.2	Updated Testing the Waters Page*
13.3	Updated Testing the Waters Page

* Previously filed.

49

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State of California, on October 6, 2023.

Mission Property Holdings LLC

a Delaware series limited liability company

By	/s/ Ownify, Inc., a Delaware corporation
Its:	Managing Member

By:	/s/ Frank Rohde
Name:	Frank Rohde
Title:	President

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Mission Property Holdings LLC

a Delaware series liability company

By	/s/ Ownify, Inc., a Delaware corporation
Its:	Managing Member

By:	/s/ Frank Rohde
Name:	Frank Rohde
Title:	Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of Ownify, Inc., Managing Member of Mission Property Holdings LLC

Date:	October 6, 2023

50